Exhibit 2.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

By And Between

CAROLINA FINANCIAL CORPORATION

and

CAROLINA TRUST BANCSHARES, INC.

Dated as of

July 15, 2019

i

4.18	Legal Proceedings	27
4.19	Reports	28
4.20	Internal Control	28
4.21	Loans to, and Transactions with, Executive Officers and Directors	28
4.22	Approvals	28
4.23	Brokers and Finders; Opinion of Financial Advisor	29
4.24	Board Recommendation	29
4.25	Statements True and Correct	29
4.26	Delivery of Carolina Trust Disclosure Memorandum	30
4.28	No Additional Representations.	30

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF CAROLINA FINANCIAL		30

5.1	Organization, Standing, and Power	30
5.2	Authority; No Breach by Agreement	31
5.3	Capital Stock	32
5.4	Carolina Financial Subsidiaries	32
5.5	Exchange Act Filings; Offer and Sale of Securities; Financial Statements	32
5.6	Absence of Undisclosed Liabilities	34
5.7	Absence of Certain Changes or Events	34
5.8	Tax Matters	34
5.9	Compliance with Laws	34
5.10	Legal Proceedings	36
5.11	Reports	36
5.12	Internal Control	36
5.13	Approvals	36
5.14	Brokers and Finders; Opinion of Financial Advisor	37
5.15	Certain Actions	37
5.16	Available Consideration	37
5.17	Statements True and Correct	37
5.18	No Additional Representations	38

ARTICLE 6 CONDUCT OF BUSINESS PENDING CONSUMMATION		38

6.1	Affirmative Covenants of Carolina Trust and Carolina Financial	38
6.2	Negative Covenants of Carolina Trust	39
6.3	Adverse Changes in Condition	41
6.4	Reports	42
6.5	Carolina Financial Use and Disclosure of IIPI	42

ARTICLE 7 ADDITIONAL AGREEMENTS		42

7.1	Shareholder Approval	42
7.2	Securities Act Compliance	44
7.3	Other Offers, etc.	45
7.4	Consents of Regulatory Authorities	46
7.5	Agreement as to Efforts to Consummate	46
7.6	Investigation and Confidentiality	46

7.7	Press Releases	47
7.8	Charter Provisions	48
7.9	Employee Benefits and Contracts	48
7.10	Section 16 Matters	50
7.11	Indemnification	50
7.12	Tax Covenants of Carolina Financial.	51

ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE		52

8.1	Conditions to Obligations of Each Party	52
8.2	Conditions to Obligations of Carolina Financial	53
8.3	Conditions to Obligations of Carolina Trust	54

ARTICLE 9 TERMINATION		55

9.1	Termination.	55
9.2	Effect of Termination	56
9.3	Termination Fee	57
9.4	Non-Survival of Representations and Covenants	57

ARTICLE 10 MISCELLANEOUS		57

10.1	Definitions	57
10.2	Expenses	69
10.3	Brokers and Finders	69
10.4	Entire Agreement	69
10.5	Amendments	69
10.6	Waivers	70
10.7	Assignment	70
10.8	Notices	70
10.9	Governing Law; Jurisdiction	71
10.10	Counterparts	71
10.11	Captions; Articles and Sections	71
10.12	Interpretations	71
10.13	Enforcement of Agreement	72
10.14	Severability	72

LIST OF EXHIBITS

Exhibit	Description

A	Form of Bank Agreement and Plan of Merger

B	Form of Non-Employee Director Non-Competition Agreement

C	Form of Shareholder Support Agreement

D	Form of Claims Letter

E	Form of CresCom Bank Merger / Cash Retention Bonus Agreement

F	Form of CresCom Bank Merger / Cash and Stock Retention Bonus Agreement

G	Form of Employment Agreement for Jerry L. Ocheltree

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) dated as of July 15, 2019, is by and between Carolina Financial Corporation, a Delaware corporation (“Carolina Financial”), and Carolina Trust BancShares, Inc., a North Carolina corporation (“Carolina Trust”).  Except as otherwise set forth herein, capitalized and certain other terms used herein shall have the meanings set forth in Section 10.1 of this Agreement.

RECITALS

WHEREAS, the respective Boards of Directors of Carolina Financial and Carolina Trust have determined that it is in the best interests of their respective companies and shareholders for Carolina Financial to acquire Carolina Trust pursuant to the terms of this Agreement and have unanimously approved the merger of Carolina Trust with and into Carolina Financial, with Carolina Financial being the surviving entity (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, whereby the issued and outstanding shares of Carolina Trust Common Stock will be converted into the right to receive the Merger Consideration from Carolina Financial;

WHEREAS, the Board of Directors of Carolina Financial has adopted this Agreement, duly authorized the Merger and the other transactions contemplated hereby;

WHEREAS, the Board of Directors of Carolina Trust has adopted this Agreement, duly authorized the Merger and the other transactions contemplated hereby, and resolved to recommend that Carolina Trust’s shareholders approve this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, it is intended that, immediately following the Merger, or as soon as is practicable thereafter, Carolina Trust Bank, a North Carolina bank and wholly-owned subsidiary of Carolina Trust, will be merged with and into CresCom Bank, a South Carolina banking corporation and wholly-owned subsidiary of Carolina Financial, so that CresCom Bank is the surviving bank;

WHEREAS, for federal income Tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, Carolina Financial and Carolina Trust desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration and the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1
TRANSACTIONS AND TERMS OF MERGER

1.1	Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time, Carolina Trust shall be merged with and into Carolina Financial pursuant to and with the effect provided in Section 252 of the DGCL and Sections 55-11-01, 55-11-06, and 55-11-07 of the NCBCA, and Carolina Financial shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Delaware.  As of the Effective Time, the separate corporate existence of Carolina Trust shall cease.  The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Carolina Financial and Carolina Trust.

1.2	Time and Place of Closing.

The closing of the transactions contemplated hereby (the “Closing”) will take place at 12:01 A.M. Eastern Time on the date that the Effective Time occurs (the “Effective Date”), or at such other time as the Parties, acting through their authorized officers, may mutually agree.  The Closing shall be held at such location as may be mutually agreed upon by the Parties and may be effected by electronic or other transmission of signature pages, as mutually agreed upon.

1.3	Effective Time.

The Merger shall be consummated by filing a Certificate of Merger reflecting the Merger with the Delaware Secretary of State (the “Certificate of Merger”) and Articles of Merger reflecting the Merger with the Office of the Secretary of State of the State of North Carolina (the “Articles of Merger”).  The Merger shall become effective (the “Effective Time”) when the Certificate of Merger and Articles of Merger have been filed or at such later time as may be mutually agreed upon by Carolina Financial and Carolina Trust and specified in the Certificate of Merger and Articles of Merger.  Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur within 10 business days after the last of the following dates to occur: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger and (ii) the date on which the shareholders of Carolina Trust approve this Agreement.

1.4	Tax Treatment of the Merger.

It is intended by the Parties that the Merger constitute a “reorganization” within the meaning of Section 368(a) of the Code.  The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).  All of the Parties agree to cooperate and use their best efforts in order to qualify the transactions contemplated herein as a reorganization under Section 368(a)(1)(A) of the Code, to not take any action that could reasonably be expected to cause the Merger to fail to so qualify, and to report the Merger for federal, state and any local income Tax purposes in a manner consistent with such characterization.

1.5	Restructure of Transaction.

Carolina Financial shall have the right to revise the structure of the Merger contemplated by this Agreement by merging Carolina Trust with and into a wholly-owned subsidiary of Carolina Financial, provided, that no such revision to the structure of the Merger (i) shall result in any changes in the amount or type of the consideration which the holders of shares of Carolina Trust Common Stock are entitled to receive under this Agreement, (ii) would unreasonably impede or delay consummation of the Merger, or (iii) imposes any less favorable terms or conditions on Carolina Trust or Carolina Trust Bank.  In such event, Carolina Financial will give written notice to Carolina Trust in the manner provided in Section 10.8, which notice shall be in the form of an amendment to this Agreement, in the form of a proposed amendment to this Agreement, or in the form of an Amended and Restated Agreement and Plan of Merger and Reorganization, and the addition of such other exhibits hereto as are reasonably necessary or appropriate to effect such change.

1.6	Bank Merger; Directors and Officers of the Surviving Bank.

(a)          Concurrently with or as soon as practicable after the execution and delivery of this Agreement, CresCom Bank and Carolina Trust Bank shall enter into the Bank Agreement and Plan of Merger, in the form attached hereto as Exhibit A (the “Bank Agreement and Plan of Merger”), with such changes thereto as Carolina Financial and Carolina Trust mutually agree to, pursuant to which Carolina Trust Bank will merge with and into CresCom Bank (the “Bank Merger”), with CresCom Bank as the surviving institution (the “Surviving Bank”).  The Parties intend that the Bank Merger will become effective immediately following the Effective Time.

(b)         The Bank Agreement and Plan of Merger shall provide that the Articles of Incorporation and Bylaws of the Surviving Bank shall be the Articles of Incorporation and Bylaws of CresCom Bank as in effect immediately prior to the Bank Merger until otherwise duly amended or repealed.

(c)          The Bank Agreement and Plan of Merger shall provide that the directors of the Surviving Bank shall be the directors of CresCom Bank serving immediately prior to the Bank Merger from and after the effective time of the Bank Merger, in accordance with the Surviving Bank’s Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be a director.  Prior to the Effective Time, Carolina Financial and CresCom Bank shall take all action necessary to appoint Johnathan L. Rhyne, Jr. as a director on the Board of Directors of the Surviving Bank, to be effective immediately following the effective time of the Bank Merger; provided, however, that, if prior to the Effective Time, Mr. Rhyne should die or should be unable or unwilling to serve as a director of the Surviving Bank, then Carolina Financial shall select, following consultation with Carolina Trust, a substitute member of Carolina Trust’s Board of Directors to be appointed to the Board of Directors of the Surviving Bank pursuant to this Section 1.6(c).  It is anticipated that the directors of Carolina Trust Bank in office immediately prior to the effective time of the Bank Merger, other than Mr. Rhyne and Jerry L. Ocheltree, shall serve as the Surviving Bank’s Charlotte Area Advisory Board and shall be entitled to receive a fee of $500.00 for each advisory board meeting attended.  The Surviving Bank’s Charlotte Area Advisory Board shall meet no less than six times per year in each of the first two years subsequent to the Effective Time.

(d)          The Bank Agreement and Plan of Merger shall provide that the officers of the Surviving Bank shall be the officers of CresCom Bank serving immediately prior to the Bank Merger, together with such additional persons as may hereafter be appointed, from and after the effective time of the Bank Merger in accordance with the Surviving Bank’s Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be an officer.  Concurrently with or as soon as practicable after the execution and delivery of this Agreement, Mr. Ocheltree shall enter into an employment agreement in the form attached hereto as Exhibit G, which shall become effective only upon the Effective Time.

ARTICLE 2
TERMS OF MERGER

2.1	Articles of Incorporation.

The Certificate of Incorporation of Carolina Financial in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until otherwise duly amended or repealed.

2.2	Bylaws.

The Bylaws of Carolina Financial in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise duly amended or repealed.

2.3	Directors and Officers.

The directors of Carolina Financial in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Surviving Corporation’s Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be a director.  Prior to the Effective Time, Carolina Financial shall take all action necessary to appoint Johnathan L. Rhyne, Jr. as a Class III director on the Board of Directors of the Surviving Corporation, to be effective as of 12:01 a.m. on the next business day following the Effective Time, and to cause Mr. Rhyne to be nominated as a board nominee for election by the stockholders to the Board of Directors of the Surviving Corporation at the next annual meeting of stockholders of the Surviving Corporation at which Class III directors are nominated for re-election; provided, however, that, if prior to the Effective Time, Mr. Rhyne should die or should be unable or unwilling to serve as a director of the Surviving Corporation, then Carolina Financial shall select, following consultation with Carolina Trust, a substitute member of Carolina Trust’s Board of Directors to be appointed to the Board of Directors of the Surviving Corporation pursuant to this Section 2.3.  The officers of Carolina Financial in office immediately prior to the Effective Time, together with such additional persons as may hereafter be appointed, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Surviving Corporation’s Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be an officer.

ARTICLE 3
MANNER OF CONVERTING SHARES

3.1	Effect on Carolina Trust Common Stock.

(a)          At the Effective Time, in each case subject to Sections 3.1(b), 3.1(c) and 3.1(d), by virtue of the Merger and without any action on the part of the Parties, each share of Carolina Trust Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Extinguished Shares) shall be converted into the right to receive one of the following:

(i)	cash in the amount of $10.57 (the “Cash Consideration”), less any applicable withholding Taxes;

(ii)	a number of duly authorized, validly issued, fully paid and nonassessable shares of Carolina Financial Common Stock equal to the Exchange Ratio (the “Stock Consideration”); or

(iii)
a combination of the Cash Consideration and Stock Consideration in such proportions as requested by a Carolina Trust shareholder, to the extent available after the proration of the total Merger Consideration to 10% Cash Consideration and 90% Stock Consideration (the “Mixed Consideration”) (items (i), (ii), or (iii) referred to herein individually as the “Per Share Purchase Price” and collectively as the “Merger Consideration”).

The “Exchange Ratio” shall be 0.3000 share of Carolina Financial Common Stock per one share of Carolina Trust Common Stock.

(b)          At the Effective Time, all shares of Carolina Trust Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Carolina Trust Common Stock (the “Certificates”) and each non-certificated share of Carolina Trust Common Stock (the “Carolina Trust Book-Entry Shares”) shall thereafter represent only the right to receive the Merger Consideration and applicable payments as set forth in Section 3.1(a) and Section 3.7.

(c)          If, prior to the Effective Time, the outstanding shares of Carolina Trust Common Stock, Carolina Trust Options, or the outstanding shares of Carolina Financial Common Stock or any rights with respect to Carolina Financial Common Stock pursuant to stock options or other equity-based awards granted by Carolina Financial under the Carolina Financial Corporation 2013 Equity Incentive Plan (the “Carolina Financial Awards”) shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Stock Consideration.  For the avoidance of doubt, Carolina Financial shall have the right to grant additional Carolina Financial Awards prior to the Effective Date under the Carolina Financial Corporation 2013 Equity Incentive Plan without triggering an adjustment to the Stock Consideration under this Section 3.1(c).

(d)          Each share of Carolina Trust Common Stock issued and outstanding immediately prior to the Effective Time and owned by either of the Parties or their respective Subsidiaries (in each case other than shares of Carolina Trust Common Stock held on behalf of third parties or as a result of debts previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor, and shall cease to exist (the “Extinguished Shares”).

3.2	Election and Proration Procedures.

(a)          Unless different timing is agreed to by Carolina Financial and Carolina Trust, as soon as reasonably practicable after the Effective Time, but in any event no more than ten days after the Effective Time, an election form (an “Election Form”), together with the transmittal materials described in Section 3.3 below, shall be mailed to each holder of Carolina Trust Common Stock of record at the Effective Time by the exchange agent selected by Carolina Financial and reasonably acceptable to Carolina Trust (the “Exchange Agent”).  Carolina Trust shall provide (or use reasonable efforts to cause its registrar and transfer agent to provide) all information reasonably necessary for the Exchange Agent to perform its obligations as specified herein.

(b)          Subject to the provisions of this Article 3 (including, without limitation, Sections 3.2(d) and (e)), each Election Form shall entitle the holder of Carolina Trust Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to elect to receive (i) the Cash Consideration for all of such holder’s shares (a “Cash Election”), (ii) the Stock Consideration for all of such holder’s shares (a “Stock Election”), (iii) the Mixed Consideration for all of such holder’s shares (a “Mixed Election”), or (iv) make no election (a “Non-Election”).  Holders of record of Carolina Trust Common Stock who hold such shares as nominees, trustees or in other representative capacity (a “Holder Representative”) may submit multiple Election Forms, provided that such Holder Representative certifies that each such Election Form covers all of the shares of Carolina Trust Common Stock held by that Holder Representative for a particular beneficial owner.  The shares of Carolina Trust Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as “Cash Election Shares” and the aggregate number thereof is referred to as the “Cash Election Number.”  The shares of Carolina Trust Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as “Stock Election Shares” and the aggregate number thereof is referred to herein as the “Stock Election Number.”  Shares of Carolina Trust Common Stock as to which no election has been made (or as to which an Election Form is not properly completed or returned in a timely fashion) are referred to as “Non-Election Shares.”

(c)          To be effective, a properly completed Election Form must be received by the Exchange Agent on or before 4:00 p.m., local time on such date as the Parties may mutually agree (the “Election Deadline”), which, in no event, shall be later than 45 calendar days following the Effective Time.  An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline.  With respect to any holder that owns one or more shares of Carolina Trust Common Stock in certificate form, an Election Form shall be deemed properly completed only if accompanied by all Certificates representing all shares of Carolina Trust Common Stock covered by such Election Form, or the guaranteed delivery of such Certificates (or customary affidavits and, if required by the Carolina Financial, indemnification regarding the loss or destruction of such Certificates), together with duly completed transmittal materials.  For the holders of Carolina Trust Common Stock who make a Non-Election, subject to Section 3.2(e), the Exchange Agent shall have the authority to determine the type of consideration constituting the Per Share Purchase Price to be exchanged for the Non-Election Shares.  Any Carolina Trust shareholder may at any time prior to, but not after, the Election Deadline change such shareholder’s election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form.  Any Carolina Trust shareholder may, at any time prior to the Election Deadline, revoke such shareholder’s election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of such shareholder’s Certificates, or of the guarantee of delivery of such Certificates.  All elections shall be revoked automatically if the Exchange Agent is notified in writing by either party that this Agreement has been terminated pursuant to the applicable Section of Article 9 of this Agreement.  If a Carolina Trust shareholder either (i) does not submit a properly completed Election Form by the Election Deadline, or (ii) revokes such shareholder’s Election Form prior to the Election Deadline but does not submit a new properly executed Election Form prior to the Election Deadline, the shares of Carolina Trust Common Stock held by such Carolina Trust shareholder shall be designated as Non-Election Shares.  Subject to the terms of this Agreement and the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

(d)          The number of shares of Carolina Trust Common Stock to be converted into the right to receive the Cash Consideration shall be equal as nearly as possible to 10% of the number of shares of Carolina Trust Common Stock outstanding immediately prior to the Effective Time (the “Aggregate Cash Limit”) and the number of shares of Carolina Trust Common Stock to be converted into the right to receive the Stock Consideration shall be equal as nearly as possible to 90% of the number of shares of Carolina Trust Common Stock outstanding immediately prior to the Effective Time (the “Aggregate Stock Limit”).

(e)          Within seven business days after the Election Deadline, Carolina Financial shall cause the Exchange Agent to effect the allocation among holders of Carolina Trust Common Stock of rights to receive the Per Share Purchase Price and to distribute such as follows:

(i)           if the Cash Election Number exceeds the Aggregate Cash Limit, then all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each Cash Election Share shall be converted into the right to receive (A) the Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (1) the number of Cash Election Shares held by such holder by (2) a fraction, the numerator of which is the Aggregate Cash Limit and the denominator of which is the Cash Election Number, and (B) the Stock Consideration for those Cash Election Shares which were not converted into the right to receive Cash Consideration as a result of the Cash Election Number exceeding the Aggregate Cash Limit;

(ii)          if the Stock Election Number exceeds the Aggregate Stock Limit, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each Stock Election Share shall be converted into the right to receive (A) the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) a fraction, the numerator of which is the Aggregate Stock Limit and the denominator of which is the Stock Election Number, and (B) the Cash Consideration for those Stock Election Shares which were not converted into the right to receive Stock Election Shares as a result of the Stock Election Number exceeding the Aggregate Stock Limit; and

(iii)          if the Cash Election Number and the Stock Election Number do not exceed the Aggregate Cash Limit and the Aggregate Stock Limit, respectively, then (i) all Cash Election Shares shall be converted into the right to receive the Cash Consideration, (ii) all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and (iii) all Non-Election Shares shall be converted into the right to receive the Cash Consideration and/or the Stock Consideration such that the aggregate number of shares of Carolina Trust Common Stock entitled to receive the Cash Consideration is equal to the Aggregate Cash Limit and the aggregate number of shares of Carolina Trust Common Stock entitled to receive the Stock Consideration is equal to the Aggregate Stock Limit.

3.3	Exchange Procedures.

(a)         Promptly after the Effective Time, Carolina Financial shall deposit with the Exchange Agent, for exchange in accordance with this Section 3.3, the Merger Consideration and cash in an aggregate amount sufficient for payment in lieu of fractional shares of Carolina Financial Common Stock to which holders of Carolina Trust Common Stock may be entitled pursuant to Section 3.7 (collectively, the “Exchange Fund”).  In the event the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder (including pursuant to Section 3.7), Carolina Financial shall promptly make available to the Exchange Agent the amounts so required to satisfy such payment obligations in full.  The Exchange Agent shall deliver the Merger Consideration and cash in lieu of any fractional shares of Carolina Financial Common Stock out of the Exchange Fund.  Except as contemplated by this Section 3.3 and Section 3.7, the Exchange Fund will not be used for any other purpose.

(b)         Unless different timing is agreed to by Carolina Financial and Carolina Trust, as soon as reasonably practicable after the Effective Time, but in any event no more than ten days after the Effective Time, Carolina Financial shall cause the Exchange Agent to mail to the former shareholders of Carolina Trust appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or other instruments theretofore representing shares of Carolina Trust Common Stock (it being understood that any reference hereinafter to “Certificate” shall be deemed to include reference to “Carolina Trust Book Entry Shares”) shall pass, only upon proper delivery of such Certificates or other instruments to the Exchange Agent).  In the event of a transfer of ownership of shares of Carolina Trust Common Stock represented by one or more Certificates that are not registered in the transfer records of Carolina Trust, the Per Share Purchase Price payable for such shares as provided in Section 3.1(a) and Section 3.2 may be issued to a transferee if the Certificate or Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence reasonably satisfactory to the Exchange Agent that such transfer is proper and that any applicable stock transfer Taxes have been paid.  In the event any Certificate representing Carolina Trust Common Stock shall have been lost, mutilated, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, mutilated, or destroyed and, if requested by Carolina Financial, the posting by such person of a bond in such amount as Carolina Financial may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, mutilated, stolen, or destroyed Certificate the Per Share Purchase Price as provided for in Section 3.1(a) and Section 3.2.  The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate.  Carolina Financial shall pay all charges and expenses, including those of the Exchange Agent, in connection with the distribution of the Per Share Purchase Price.  Carolina Financial or the Exchange Agent will maintain a book entry list of the Merger Consideration to which each former holder of Carolina Trust Common Stock is entitled.  The Stock Consideration into which Carolina Trust Common Stock has been converted shall be issued in uncertificated form.

(c)          Unless different timing is agreed to by Carolina Financial and Carolina Trust, after the Effective Time, each holder of shares of Carolina Trust Common Stock (other than Extinguished Shares) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Sections 3.1(a), 3.2, and 3.7, without interest, pursuant to this Section 3.3.  The Certificate or Certificates of Carolina Trust Common Stock so surrendered shall be duly endorsed as the Exchange Agent may reasonably require.  Carolina Financial shall not be obligated to deliver the Per Share Purchase Price to which any former holder of Carolina Trust Common Stock is entitled as a result of the Merger until such holder surrenders such holder’s Certificate or Certificates (or affidavit of loss in lieu thereof as provided in Section 3.3(b)) for exchange as provided in this Section 3.3.  Similarly, no dividends or other distributions in respect of the Carolina Financial Common Stock shall be paid to any holder of any unsurrendered Certificate or Certificates until such Certificate or Certificates (or affidavit of loss in lieu thereof as provided in Section 3.3(b)) are surrendered for exchange as provided in this Section 3.3.  Any other provision of this Agreement notwithstanding, neither any Carolina Financial Entity, nor any Carolina Trust Entity, nor the Exchange Agent shall be liable to any holder of Carolina Trust Common Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar Law.

(d)          Each of Carolina Financial and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Carolina Trust Common Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax Law or by any Taxing Authority or Governmental Authority.  To the extent that any amounts are so withheld by Carolina Financial or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Carolina Trust Common Stock, as applicable in respect of which such deduction and withholding was made by Carolina Financial or the Exchange Agent, as the case may be.

(e)          Any portion of the Merger Consideration and cash delivered to the Exchange Agent by Carolina Financial pursuant to Section 3.3(a) that remains unclaimed by the holder of shares of Carolina Trust Common Stock for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Carolina Financial.  Any holder of shares of Carolina Trust Common Stock who has not theretofore complied with Section 3.3(c) shall thereafter look only to Carolina Financial for the consideration deliverable in respect of each share of Carolina Trust Common Stock such holder holds as determined pursuant to this Agreement without any interest thereon.  If outstanding Certificates for shares of Carolina Trust Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Carolina Financial Common Stock and cash would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Carolina Financial (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property.  Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a Governmental Authority pursuant to applicable abandoned property, escheat or similar laws.  Carolina Financial and the Exchange Agent shall be entitled to rely upon the stock transfer books of Carolina Trust to establish the identity of those persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto.  In the event of a dispute with respect to ownership of stock represented by any Certificate or Certificates, Carolina Financial and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(f)          Approval of this Agreement by the shareholders of Carolina Trust shall constitute ratification of the appointment of the Exchange Agent.

3.4	Effect on Carolina Financial Common Stock.

At and after the Effective Time, each share of Carolina Financial Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of Carolina Financial and shall not be affected by the Merger.

3.5	Carolina Trust Options.

(a)          As of the Effective Time, Carolina Financial shall either (i) assume any options or other stock-based awards (“Carolina Trust Options”) substantially in accordance with the terms of the Carolina Trust Equity Plans and the option grants or other award agreements by which they are evidenced in accordance with the terms of the Carolina Trust Equity Plans or (ii) replace the Carolina Trust Options with substantially identical awards under any plans sponsored by Carolina Financial under which options and other stock-based awards are granted, and the award agreements thereunder (each, a “Carolina Financial Stock Plan”), such that after the Merger and without any action on the part of the holders of any Carolina Trust Options, the Carolina Trust Options shall be converted into and become rights with respect to Carolina Financial Common Stock.  From and after the Effective Time, (A) each Carolina Trust Option assumed or replaced by Carolina Financial may be exercised solely for shares of Carolina Financial Common Stock, (B) the number of shares of Carolina Financial Common Stock subject to such Carolina Trust Option shall be equal to the number of shares of Carolina Trust Common Stock subject to such Carolina Trust Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share), and (C) the per share exercise price under each such Carolina Trust Option shall be divided by the Exchange Ratio (rounded up to the nearest whole cent).  It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a “modification” as defined in Section 424 of the Code, as to any stock option which is an “incentive stock option.”  Carolina Financial and Carolina Trust agree to take all steps necessary to effect the provisions of this Section 3.5(a).

(b)          Carolina Trust’s Board of Directors and its compensation committee shall not make any grants of Carolina Trust Options following the execution of this Agreement.

(c)          To the extent permitted under applicable Law and the terms of any equity-based compensation plan administered by Carolina Trust (collectively, the “Carolina Trust Equity Plans”), Carolina Trust’s Board of Directors or its compensation committee shall, upon reasonable request of Carolina Financial, make any adjustments and amendments to or make such determinations with respect to the Carolina Trust Options necessary to effect the foregoing provisions of this Section 3.5.

(d)          Carolina Financial shall take all corporate actions that are necessary, including the reservation, issuance and listing of Carolina Financial Common Stock, to effect the transactions contemplated by Section 3.5(a).  As soon as practicable following the Effective Time, Carolina Financial shall file with the SEC one or more registration statements on Form S-8 (or any successor or other appropriate form) with respect to the shares of Carolina Financial Common Stock underlying such Carolina Trust Options, and shall use reasonable best efforts to maintain the effectiveness of such registration statement(s) for so long as such assumed Carolina Trust Options remain outstanding.

3.6	Rights of Former Carolina Trust Shareholders.

At the Effective Time, the stock transfer books of Carolina Trust shall be closed as to holders of Carolina Trust Common Stock and no transfer of Carolina Trust Common Stock by any holder of such shares shall thereafter be made or recognized.  Until surrendered for exchange in accordance with the provisions of Section 3.3, each Certificate theretofore representing shares of Carolina Trust Common Stock (other than Certificates representing Extinguished Shares), shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration, without interest, as provided in Article 3.

3.7	Fractional Shares.

Notwithstanding any other provision of this Agreement, each holder of shares of Carolina Trust Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of Carolina Financial Common Stock (after taking into account all Certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Carolina Financial Common Stock multiplied by the Average Closing Price.  No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF CAROLINA TRUST

Carolina Trust represents and warrants to Carolina Financial, except as set forth on the Carolina Trust Disclosure Memorandum with respect to each such Section below, as follows:

4.1	Organization, Standing, and Power.

Carolina Trust is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina and is a bank holding company within the meaning of the Bank Holding Company Act of 1956 (the “BHCA”).  Carolina Trust Bank is a North Carolina state bank, duly organized, validly existing and in good standing under the laws of the State of North Carolina.  Each of Carolina Trust and Carolina Trust Bank has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets.  Each of Carolina Trust and Carolina Trust Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Carolina Trust Material Adverse Effect.  The minute book and other organizational documents for each of Carolina Trust and Carolina Trust Bank have been made available to Carolina Financial for its review and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the respective Board of Directors (including any committees of the Board of Directors) and shareholders thereof, except to the extent that minutes for the most recent meetings have not been transcribed and finalized and minutes of deliberations regarding negotiations with Carolina Financial may be redacted.  Carolina Trust Bank is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits held by Carolina Trust Bank are insured up to applicable limits by the FDIC’s Deposit Insurance Fund.

4.2	Authority of Carolina Trust; No Breach by Agreement.

(a)         Carolina Trust has the corporate power and authority necessary to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and with respect to the Merger, upon the approval of the Merger, including any necessary approvals referred to in Sections 8.1(b) and 8.1(c) and by Carolina Trust’s shareholders in accordance with Section 8.1(a) of this Agreement and the NCBCA, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Carolina Trust, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Carolina Trust Common Stock, which is the only Carolina Trust shareholder vote required for approval of this Agreement and consummation of the Merger (the “Requisite Carolina Trust Shareholder Vote”).  Subject to any necessary approvals referred to in Sections 8.1(b) and 8.1(c) and by such Requisite Carolina Trust Shareholder Vote, this Agreement represents a legal, valid, and binding obligation of Carolina Trust, enforceable against Carolina Trust in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)         Except as disclosed in Section 4.2 of the Carolina Trust Disclosure Memorandum, neither the execution and delivery of this Agreement by Carolina Trust, nor the consummation by Carolina Trust and Carolina Trust Bank of the transactions contemplated hereby, nor compliance by Carolina Trust and Carolina Trust Bank with any of the provisions hereof, will (i) assuming the Requisite Carolina Trust Shareholder Vote, conflict with or result in a breach of any provision of Carolina Trust’s Articles of Incorporation or Bylaws or the Articles of Incorporation or Bylaws of any Carolina Trust Subsidiary or any resolution adopted by the Board of Directors or the shareholders of any Carolina Trust Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any Carolina Trust Entity under, any material Contract or any material Permit of any Carolina Trust Entity or, (iii) subject to receipt of the requisite Consents referred to in Section 8.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Carolina Trust Entity or any of their respective material Assets (including any Carolina Trust Entity becoming subject to or liable for the payment of any Tax on any of the Assets owned by any Carolina Trust Entity being reassessed or revalued by any Regulatory Authority).

(c)          Except for (a) the filing of applications and notices with, and approval of such applications and notices from, the Federal Reserve, the FDIC, the South Carolina Board of Financial Institutions and North Carolina Commissioner of Banks, (b) the filing of any other required applications, filings, or notices with any other federal or state banking, insurance or other regulatory or self-regulatory authorities or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings and notices, (c) the filing with the SEC of a registration statement on Form S-4 (the “Registration Statement”) in which a proxy statement relating to Carolina Trust’s Shareholders’ Meeting to be held in connection with this Agreement and the transactions contemplated by this Agreement (the “Proxy Statement/Prospectus”) will be included, and the declaration of effectiveness of the Registration Statement, (d) the filing of the Certificate of Merger and the Articles of Merger, (e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization, and the rules and regulations of the NASDAQ Stock Market, or that are required under consumer finance, mortgage banking and other similar laws, and (f) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, no consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the consummation by Carolina Trust of the Merger and the other transactions contemplated by this Agreement.  No consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the execution and delivery by Carolina Trust of this Agreement.

4.3	Capital Stock.

(a)          The authorized capital stock of Carolina Trust consists of 20,000,000 shares of Carolina Trust Common Stock, $2.50 par value per share, of which 9,301,575 shares are issued and outstanding as of the date of this Agreement, and 1,000,000 shares of serial preferred stock, of which no shares are issued and outstanding as of the date of this Agreement.  Section 4.3(a) of the Carolina Trust Disclosure Memorandum lists all issued and outstanding Carolina Trust Options, which schedule includes the names of the recipients, the date of grant, the exercise prices, the vesting schedules and the expiration dates, to the extent applicable.  All of the issued and outstanding shares of capital stock of Carolina Trust are duly and validly issued and outstanding and are fully paid and nonassessable.  None of the outstanding shares of capital stock of Carolina Trust has been issued in violation of any preemptive rights of the current or past shareholders of Carolina Trust.

(b)          Except for the 119,545 shares of Carolina Trust Common Stock reserved for issuance pursuant to outstanding Carolina Trust Options, as disclosed in Section 4.3(a) of the Carolina Trust Disclosure Memorandum, there are no shares of capital stock or other equity securities of Carolina Trust reserved for issuance and no outstanding Rights relating to the capital stock of Carolina Trust.

(c)          Except as specifically set forth in this Section 4.3 and disclosed in Section 4.3(a) of the Carolina Trust Disclosure Memorandum, there are no shares of Carolina Trust capital stock or other equity securities of Carolina Trust outstanding and there are no outstanding Rights with respect to any Carolina Trust securities or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Right for the purchase from Carolina Trust of, exchange with Carolina Trust for, subscription for or issuance of any securities of Carolina Trust.

4.4	Carolina Trust Subsidiaries.

Carolina Trust and Carolina Trust Bank have no Subsidiaries other than the Carolina Trust Subsidiaries, and Carolina Trust or Carolina Trust Bank, as applicable, own all of the equity interests in each of the Carolina Trust Subsidiaries.  No capital stock (or other equity interest) of any Carolina Trust Subsidiary is or may become required to be issued (other than to another Carolina Trust Entity) by reason of any Rights, and there are no Contracts by which any Carolina Trust Subsidiary is bound to issue (other than to another Carolina Trust Entity) additional shares of its capital stock (or other equity interests) or Rights or by which any Carolina Trust Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Carolina Trust Subsidiary (other than to another Carolina Trust Entity).  There are no Contracts relating to the rights of any Carolina Trust Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Carolina Trust Subsidiary.  All of the shares of capital stock (or other equity interests) of each Carolina Trust Subsidiary are fully paid and nonassessable and are owned directly or indirectly by Carolina Trust free and clear of any Lien.

4.5	Exchange Act Filings; Securities Offerings; Financial Statements.

(a)          Carolina Trust has timely filed all Exchange Act Documents required to be filed since December 31, 2016 (the “Carolina Trust Exchange Act Reports”).  The Carolina Trust Exchange Act Reports (i) at the time filed, (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Carolina Trust Exchange Act Reports or necessary in order to make the statements in such Carolina Trust Exchange Act Reports, in light of the circumstances under which they were made, not misleading.  Each offering or sale of securities by Carolina Trust (x) was either registered under the Securities Act or made pursuant to a valid exemption from registration under the Securities Act, (y) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws, except for immaterial “blue sky” filings, including disclosure and broker/dealer registration requirements, and (z) was made pursuant to offering documents which did not, at the time of the offering (or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the offering documents or necessary in order to make the statements in such documents, in light of the circumstances under which they were made, not misleading.  Carolina Trust’s principal executive officer and principal financial officer have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the Exchange Act thereunder with respect to Carolina Trust Exchange Act Reports to the extent such rules or regulations applied at the time of the filing. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes–Oxley Act.  Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither Carolina Trust nor any of its officers has received notice from any Regulatory Authority questioning or challenging the accuracy, completeness, content, form, or manner of filing or submission of such certifications.  No Carolina Trust Subsidiary is required to file any Exchange Act Documents.

(b)          Each of the Carolina Trust Financial Statements (including, in each case, any related notes) that are contained in Carolina Trust Exchange Act Reports, including any Carolina Trust Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the Exchange Act, was, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the Exchange Act), fairly presented in accordance with GAAP the consolidated financial position of Carolina Trust and its Subsidiaries as of the respective dates and the consolidated results of operations and cash flows for the periods indicated, including the fair values of the assets and liabilities shown therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect, and were certified to the extent required by the Sarbanes-Oxley Act.

(c)          Carolina Trust’s independent registered public accountants, which have expressed their opinion with respect to the Carolina Trust Financial Statements and its Subsidiaries whether or not included in Carolina Trust’s Exchange Act Reports (including the related notes), are and have been throughout the periods covered by such Financial Statements (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (ii) “independent” with respect to Carolina Trust within the meaning of Regulation S-X, and (iii) with respect to Carolina Trust, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws.  Carolina Trust’s independent public accountants have audited Carolina Trust’s year-end financial statements, and have reviewed Carolina Trust’s interim financial statements, that are included in the Carolina Trust Financial Statements in accordance with Public Accounting Oversight Board Auditing Standard No. 4015.  Section 4.5(c) of the Carolina Trust Disclosure Memorandum lists all non-audit services performed by Carolina Trust’s independent public accountants for Carolina Trust or Carolina Trust Bank during the periods covered by the Carolina Trust Financial Statements.

(d)          Carolina Trust maintains disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information relating to Carolina Trust and its Subsidiaries is made known on a timely basis to Carolina Trust’s principal executive officer and Carolina Trust’s principal financial officer.

4.6	Absence of Undisclosed Liabilities.

No Carolina Trust Entity has any Liabilities required under GAAP to be set forth on a consolidated balance sheet or in the notes thereto that are reasonably likely to have, individually or in the aggregate, a Carolina Trust Material Adverse Effect, except Liabilities which are (i) accrued or reserved against in the consolidated balance sheet of Carolina Trust as of March 31, 2019 as filed with the SEC or reflected in the notes thereto, (ii) incurred in the ordinary course of business consistent with past practices, or (iii) incurred in connection with the transactions contemplated by this Agreement.  Section 4.6 of the Carolina Trust Disclosure Memorandum lists, and Carolina Trust has delivered to Carolina Financial copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c)(2) of Regulation S-K of the Exchange Act) effected by Carolina Trust or its Subsidiaries since December 31, 2018 (or with respect to off-balance sheet arrangements, that remain in effect), other than letters of credit and unfunded loan commitments or credit lines.  Except as reflected on Carolina Trust’s balance sheet at March 31, 2019 as filed with the SEC, no Carolina Trust Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person for any amount in excess of $25,000 and any amounts, whether or not in excess of $25,000 that, in the aggregate, exceed $50,000.  Except (x) as reflected in Carolina Trust’s balance sheet at March 31, 2019 as filed with the SEC or Liabilities described in any notes thereto (or Liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP or any applicable Regulatory Authority) or (y) for Liabilities incurred in the ordinary course of business since March 31, 2019 as filed with the SEC consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, neither Carolina Trust nor any Carolina Trust Subsidiary has any Material Liabilities or obligations of any nature.

4.7	Absence of Certain Changes or Events.

Except as disclosed in the Carolina Trust Financial Statements as filed with the SEC, (i) since December 31, 2018, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Carolina Trust Material Adverse Effect and (ii) since December 31, 2018, the Carolina Trust Entities have conducted their respective businesses in the ordinary course of business consistent with past practice.  Section 4.7 of the Carolina Trust Disclosure Memorandum  sets forth attorneys’ fees, investment banking fees, accounting fees and other costs or fees of Carolina Trust and the Carolina Trust Subsidiaries that, based upon reasonable inquiry, are expected to be paid or accrued through the Effective Time in connection with the merger transaction contemplated by this Agreement.

4.8	Tax Matters.

(a)          Each of the Carolina Trust Entities has filed with the appropriate Taxing Authorities, all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects.  All material Taxes of the Carolina Trust Entities to the extent due and payable (whether or not shown on any Tax Return) have been fully and timely paid.  There are no Liens for any material Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable, or for Taxes being contested in good faith for which adequate reserves are established in the Carolina Trust Financial Statements) filed of record on any of the Assets of any of the Carolina Trust Entities.  No written claim has ever been made by any Taxing Authority in a jurisdiction where any Carolina Trust Entity does not file a Tax Return that such Carolina Trust Entity may be subject to Taxes by that jurisdiction.

(b)          None of the Carolina Trust Entities has received any written notice of assessment or proposed assessment in connection with any Taxes, other than any that has been fully resolved with the applicable Taxing Authority. There are no ongoing or pending written claims, audits, or examinations regarding any Taxes of any Carolina Trust Entity or the assets of any Carolina Trust Entity.  No officer or employee responsible for Tax matters of any Carolina Trust Entity expects any Taxing Authority to assess any additional material Taxes for any period for which Tax Returns have been filed.  No issue has been raised by a Taxing Authority in any prior examination of the Carolina Trust that, by application of the same or similar principles, could be expected to result in a proposed material deficiency for any subsequent taxable period.  None of the Carolina Trust Entities has waived any statute of limitations in respect of any Taxes that remain in effect or agreed to a Tax assessment or deficiency.

(c)          Each Carolina Trust Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to Governmental Authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law.

(d)          The unpaid Taxes of each Carolina Trust Entity (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Carolina Trust Entity and (ii) do not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Carolina Trust Entities in filing their Tax Returns; provided, however, that notwithstanding anything to the contrary in this Agreement, Carolina Trust makes no representation in this Agreement regarding any Tax liability that might arise or accrue to any of the Carolina Trust Entities or any other Person by reason of, or in connection with, any election by or on behalf of Carolina Trust or any of the Carolina Trust Subsidiaries pursuant to Sections 336(e) or 338 of the Code with respect to the Merger or any other transactions contemplated by this Agreement.

(e)         Except as disclosed in Section 4.8(e) of the Carolina Trust Disclosure Memorandum, none of the Carolina Trust Entities is a party to any Tax allocation or sharing agreement and none of the Carolina Trust Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Carolina Trust) or has any Liability for Taxes of any Person (other than Carolina Trust or any of its Subsidiaries) under Treasury Regulations Section 1.1502‑6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by contract or otherwise.

(f)           During the five-year period ending on the date hereof, none of the Carolina Trust Entities was a “distributing corporation” or a “controlled corporation” as defined in, and in a transaction intended to be governed by Section 355 of the Code.

(g)          None of the Carolina Trust Entities has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments, for which a deduction will be disallowed under Section 280G or 162(m) of the Code, or that would be subject to withholding under Section 4999 of the Code.  None of the Carolina Trust Entities has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing.  There is no material taxable income of Carolina Trust that will be required under applicable Tax law to be reported by Carolina Financial for a taxable period beginning after the date of the Effective Time which taxable income was realized prior to the Closing Date.

(h)          Each of the Carolina Trust Entities is in compliance in all material respects with, and its records contain all information and documents (including properly completed IRS Forms W‑9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

(i)           No Carolina Trust Entity is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority that is currently applicable.

(j)           No property owned by any Carolina Trust Entity is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (iv) “limited use property” within the meaning of IRS Revenue Procedure 76-30, (v) tangible property used predominantly outside the United States, or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above in this paragraph.

(k)          No Carolina Trust Entity has any “corporate acquisition indebtedness” within the meaning of Section 279 of the Code.

(l)           Carolina Trust has disclosed on its federal income Tax Returns all positions taken therein that are reasonably believed to give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

(m)         No Carolina Trust Entity has participated in any reportable transaction, as defined in Code Section 6707A(c)(1) or Treasury Regulations Section 1.6011-4(b)(1).

(n)          Carolina Trust has made available to Carolina Financial complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of the Carolina Trust Entities relating to the taxable periods since December 31, 2014, and (ii) any audit report issued by any Taxing Authority since December 31, 2014 relating to any Taxes due from or with respect to the Carolina Trust Entities.

(o)          No Carolina Trust Entity nor any other Person on its behalf has (i) filed a consent pursuant to Section 341(f) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) or agreed to have Section 341(f)(2) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) apply to any disposition of a subsection (f) asset (as such term is defined in former Section 341(f)(4) of the Code) owned by any Carolina Trust Entities, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Carolina Trust Entities, or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

(p)          No Carolina Trust Entity has, or ever had, a permanent establishment in any country other than the United States, or has engaged in a trade or business in any country other than the United States that subjected it to Tax in such country.

(q)          No Carolina Trust Entity has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code since January 1, 2014.

For purposes of this Section 4.8, any reference to Carolina Trust or any Carolina Trust Entity shall be deemed to include any Person that merged with or was liquidated into or otherwise combined with Carolina Trust or a Carolina Trust Entity prior to the Effective Time.

4.9	Allowance for Possible Loan Losses; Loan and Investment Portfolios, etc.

(a)         Carolina Trust’s allowance for possible loan or lease losses (the “Allowance”) is, and has been since January 1, 2018, in material compliance with Carolina Trust’s methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board in all material respects.

(b)         As of the date hereof, all loans, discounts and leases (in which any Carolina Trust Entity is lessor) reflected on Carolina Trust’s Financial Statements were, and with respect to the consolidated balance sheets delivered as of the dates subsequent to the execution of this Agreement will be as of the dates thereof, (a) at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business and, to the Knowledge of Carolina Trust, are the legal and binding obligations of the obligors thereof, (b) evidenced by genuine notes, agreements, or other evidences of indebtedness and (c) to the extent secured, to the Knowledge of Carolina Trust, have been secured by valid liens and security interests which have been perfected.  Accurate lists of all loans, discounts, other real estate owned and financing leases as of June 30, 2019 and on a monthly basis thereafter, and of the investment portfolios of each Carolina Trust Entity as of such date, have been and will be made available to Carolina Financial concurrently with the Carolina Trust Disclosure Memorandum.  Neither Carolina Trust nor Carolina Trust Bank is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end (i) delinquent by more than 30 days in the payment of principal or interest, (ii) otherwise in material default for more than 30 days, (iii) classified as “substandard,” “doubtful,” “loss,” “other assets especially mentioned” or any comparable classification by Carolina Trust or under the standards of any applicable Regulatory Authority, (iv) an obligation of any director, executive officer or 10% shareholder of any Carolina Trust Entity who is subject to Regulation O of the Federal Reserve (12 C.F.R. Part 215), or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, or (v) in material violation of any Law.

(c)        All securities held by Carolina Trust or Carolina Trust Bank, as reflected in the consolidated balance sheets of Carolina Trust included in the Carolina Trust Financial Statements, are carried in accordance with GAAP, specifically including Accounting Standards Codification Topic 320, Investments – Debt and Equity Securities.  Except for pledges to secure public and trust deposits and Federal Home Loan Bank advances, none of the securities reflected in the Carolina Trust Financial Statements as of March 31, 2019, and none of the securities since acquired by Carolina Trust or Carolina Trust Bank is subject to any restriction, whether contractual or statutory, which impairs the ability of Carolina Trust or Carolina Trust Bank to freely dispose of such security at any time, other than those restrictions imposed on securities held to maturity under GAAP, pursuant to a clearing agreement or in accordance with laws.

(d)          Section 4.9(d) of the Carolina Trust Disclosure Memorandum lists all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Carolina Trust’s own account, or for the account of Carolina Trust Bank or its customers, and all such risk management agreements or arrangements were entered into (a) in the ordinary and usual course of business consistent with past practice and in compliance with all applicable laws, rules, regulations and regulatory policies, and (b) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Carolina Trust or Carolina Trust Bank, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither Carolina Trust nor Carolina Trust Bank, nor to Carolina Trust’s Knowledge, any other party thereto, is in breach of any material obligation under any such agreement or arrangement.

4.10	Assets.

(a)          Except as disclosed or reserved against in the Carolina Trust Financial Statements, the Carolina Trust Entities have good and marketable title, free and clear of all Liens except those permitted in Section 4.10(e), to all of their respective Assets that they own.  In addition, to Carolina Trust’s Knowledge, all tangible properties used in the businesses of the Carolina Trust Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Carolina Trust’s past practices.

(b)          All Assets which are material to Carolina Trust’s business, held under leases or subleases by any of the Carolina Trust Entities, are held under valid Contracts enforceable in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought), and to the Knowledge of Carolina Trust each such Contract is in full force and effect.

(c)         The Carolina Trust Entities currently maintain insurance, including bankers’ blanket bonds, with insurers of recognized financial responsibility in such amounts as management of Carolina Trust has reasonably determined to be prudent.  None of the Carolina Trust Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated,  (ii) premium costs with respect to such policies of insurance will be substantially increased, or (iii) similar coverage will be denied or limited or not extended or renewed with respect to any Carolina Trust Entity, any act or occurrence, or that any Asset, officer, director, employee or agent of any Carolina Trust Entity will not be covered by such insurance or bond.  There are presently no claims for amounts exceeding $50,000 individually or in the aggregate pending under such policies of insurance or bonds, and no written notices of claims in excess of such amounts have been given by any Carolina Trust Entity under such policies.  Carolina Trust has made no claims, and no claims are contemplated to be made, under its directors’ and officers’ errors and omissions or other insurance or bankers’ blanket bond.

(d)         The Assets of the Carolina Trust Entities include all material Assets required by Carolina Trust Entities to operate the business of the Carolina Trust Entities as presently conducted.  All real and personal property which is material to the business of Carolina Trust or Carolina Trust Bank that is leased or licensed by it is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought) and such leases and licenses will not terminate or lapse prior to the Effective Time or thereafter by reason of completion of the Merger.  To the Knowledge of Carolina Trust, all improved real property owned or leased by Carolina Trust or Carolina Trust Bank is in material compliance with all applicable laws, including zoning laws and the Americans with Disabilities Act of 1990.

(e)          Each Carolina Trust Entity has fee simple title to all the real property assets reflected in the Carolina Trust Financial Statements as being owned by a Carolina Trust Entity or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Carolina Trust Realty”) or has a valid leasehold interest in the Carolina Trust Leased Real Properties, free and clear of all Liens of any nature whatsoever, except (i) statutory Liens securing payments not yet due (or which are being contested in good faith, including Liens of warehousemen, mechanics, suppliers, materialmen, and repairmen), (ii) Liens for real property or ad valorem Taxes not yet delinquent (or being contested in good faith and for which adequate reserves have been established), (iii) in the case of the Carolina Trust Realty, (A) easements, rights of way, servitudes, permits, licenses, surface leases, ground leases to utilities, municipal agreements, and other similar encumbrances and matters of record, (B) conditions, covenants or other similar restrictions, (C) easements for streets, alleys, highways, telephone lines, gas pipelines, powerlines, railways, and other similar easements and rights of way of record, (D) encroachments and other matters that would be shown by an accurate survey of the Carolina Trust Realty, (E) any exceptions listed in the title insurance policies of the Carolina Trust Entity that owns each parcel of the Carolina Trust Realty, which for purposes of clauses (A) through (E) do not, individually or in the aggregate, materially adversely affect the use of the properties or assets subject thereto or affected thereby as used by a Carolina Trust Entity on the date hereof or otherwise materially impair business operations at such properties, as conducted by a Carolina Trust Entity on the date hereof, (iv) Liens granted in the ordinary course of business in any personal property located on the Carolina Trust Leased Real Properties or any personal property leased under Contracts, and (v) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as used on the date hereof.

(f)         To the Knowledge of Carolina Trust, the Carolina Trust Realty and the real property with respect to which a Carolina Trust Entity is the lessee (the “Carolina Trust Leased Real Properties”) are not in violation of any applicable building, fire, zoning (or are legal nonconforming uses allowed under applicable zoning ordinances) or other applicable laws, ordinances and regulations or of any deed restrictions of record, no written notice of any material violation or material alleged violation thereof has been received in the past three years that has not been resolved, and there are no proposed changes therein that would materially and adversely affect the Carolina Trust Realty, the Carolina Trust Leased Real Properties or their current uses.  Carolina Trust has no Knowledge of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the Carolina Trust Realty or the Carolina Trust Leased Real Properties which may materially and adversely affect the Carolina Trust Realty or the Carolina Trust Leased Real Properties or the current use by a Carolina Trust Entity thereof.

4.11	Intellectual Property.

Each Carolina Trust Entity owns or has a license to use all of the Intellectual Property used by such Carolina Trust Entity in the course of its business, including sufficient rights in each copy possessed by each Carolina Trust Entity.  Each Carolina Trust Entity is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by such Carolina Trust Entity in connection with such Carolina Trust Entity’s business operations, and such Carolina Trust Entity has the right to convey by sale or license any Intellectual Property so conveyed.  No Carolina Trust Entity is in material Default under any of its Intellectual Property licenses.  To Carolina Trust’s Knowledge, no proceedings have been instituted, are pending, or are threatened, that challenge the rights of any Carolina Trust Entity with respect to Intellectual Property used, sold, or licensed by such Carolina Trust Entity in the course of its business, nor to Carolina Trust’s Knowledge, has any person claimed or alleged that any Carolina Trust Entity has misappropriated any rights to such Intellectual Property.  To the Knowledge of Carolina Trust, the conduct of the business of the Carolina Trust Entities does not infringe any Intellectual Property of any other person.  No Carolina Trust Entity is obligated to pay any recurring royalties to any Person with respect to any Intellectual Property used by such Carolina Trust Entity in the course of its business, other than any license, maintenance, or other fees specified in a license or other agreement with such party by which such Carolina Trust Entity obtained its rights to such Intellectual Property.  To Carolina Trust’s Knowledge, no officer, director, or employee of any Carolina Trust Entity is party to any Contract with any Person other than a Carolina Trust Entity that requires such officer, director or employee to assign any interest in any Intellectual Property to any Person other than a Carolina Trust Entity, or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a Carolina Trust Entity in a manner that would conflict with their contractual obligations to any Carolina Trust Entity to assign Intellectual Property to, or keep confidential any trade secrets, proprietary data, customer information, or other business information of, such Carolina Trust Entity.  To Carolina Trust’s Knowledge, no officer, director, or employee of any Carolina Trust Entity is in material breach of any confidentiality, nonsolicitation, noncompetition, or other Contract that restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including any Carolina Trust Entity.

4.12	Environmental Matters.

(a)          Carolina Trust has delivered, or caused to be delivered or made available to Carolina Financial, copies of, all environmental site assessments, test results, analytical data, boring logs, permits for storm water, wetlands fill, or other environmental permits for construction of any building, parking lot or other improvement, and other environmental reports, studies, or non-privileged correspondence in the possession of any Carolina Trust Entity relating to any property owned, leased or operated by any of the Carolina Trust Entities.  To the Knowledge of Carolina Trust, there are no material violations of Environmental Laws on properties that secure loans made by Carolina Trust or Carolina Trust Bank.

(b)          There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, orders, assessments (including penalty assessments) or written notices of any kind with respect to any environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature seeking to impose, or that are reasonably likely to result in, any material liability or obligation of the Carolina Trust Entities arising under any Environmental Law pending or, to Carolina Trust’s Knowledge, threatened against the Carolina Trust Entities. To Carolina Trust’s Knowledge, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation by any Governmental Authority or any third party that would give rise to any material liability or obligation on the part of the Carolina Trust Entities. None of the Carolina Trust Entities is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Authority or third party imposing any liability or obligation with respect to any of the foregoing.  To the Knowledge of Carolina Trust, each property owned or operated by Carolina Trust, and any property in which any of the Carolina Trust Entities holds a security interest, is in material compliance with all Environmental Laws.

(c)          Except as disclosed on Schedule 4.12, to the Knowledge of Carolina Trust, there have been no releases of Hazardous Material at any property owned, leased, or operated by any of the Carolina Trust Entities.

(d)        Notwithstanding any other provision herein, the representations and warranties in Subsections 4.12(a) and (b) above constitute Carolina Trust’s sole representations and warranties with respect to compliance with Environmental Laws or the presence of Hazardous Material.

4.13	Compliance with Laws.

(a)          Carolina Trust is a bank holding company duly registered and in good standing as such with the Federal Reserve.  Carolina Trust Bank is a state chartered bank in good standing with the North Carolina Commissioner of Banks.

(b)          Compliance with Permits, Laws and Orders.

(i)           Each of the Carolina Trust Entities has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and to the Knowledge of Carolina Trust, there has occurred no Default under any such Permit applicable to their respective businesses or employees conducting their respective businesses.

(ii)          To the Knowledge of Carolina Trust, none of the Carolina Trust Entities is in material Default under any Laws or Orders applicable to its business or employees conducting its business.

(iii)          None of the Carolina Trust Entities has received any notification or communication from any Governmental Authority (A) asserting that Carolina Trust or any of its Subsidiaries is in Default under any of the Permits, Laws, or Orders which such Governmental Authority enforces, (B) threatening to revoke any Permits, or (C) requiring Carolina Trust or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its Board of Directors or similar undertaking.

(iv)          There (A) is no material unresolved legal violation cited  by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of Carolina Trust or any of its Subsidiaries, (B) are no written notices or correspondence received by Carolina Trust with respect to pending formal inquiries of a material nature by, or disputes with, any Governmental Authority with respect to Carolina Trust’s or any of Carolina Trust’s Subsidiaries’ business, operations, policies, or procedures since its inception, and (C) to the Knowledge of Carolina Trust, is no investigation or review by any Governmental Authority pending or threatened, nor has any Governmental Authority indicated an intention to conduct, any investigation or review (other than regular or routine examinations or inspections) of it or any of its Subsidiaries.

(v)          None of the Carolina Trust Entities nor, to the Knowledge of Carolina Trust, any of its directors, officers, employees, or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Government Authority, directly or indirectly, any thing of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (1) using any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (2) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (3) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (4) making any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

(vi)         Each Carolina Trust Entity has complied in all material respects with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act, and each Carolina Trust Entity has timely filed all reports of suspicious activity, including those required under 12 C.F.R. § 353.3.

(vii)       Each Carolina Trust Entity’s collection and use of individually identifiable personal information (“IIPI”) to an identifiable or identified natural person complies in all material respects with the Fair Credit Reporting Act and the Gramm-Leach-Bliley Act.

4.14	Labor Relations.

(a)          No Carolina Trust Entity is the subject of any Litigation asserting that it or any other Carolina Trust Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other Carolina Trust Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is any Carolina Trust Entity party to any collective bargaining agreement or subject to any bargaining order, injunction, or other Order governing any Carolina Trust Entity’s relationship or dealings with its employees, any labor organization or any other employee representative.  There is no strike, slowdown, lockout, or other similar job action or labor dispute involving any Carolina Trust Entity pending or, to the Knowledge of Carolina Trust, threatened, and there have been no such actions or disputes in the past five years.  To Carolina Trust’s Knowledge, there has not been any attempt by any Carolina Trust Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any Carolina Trust Entity.

(b)         Except as disclosed in Section 4.14(b) of the Carolina Trust Disclosure Memorandum, the employment of each employee and the engagement of each independent contractor of each Carolina Trust Entity is terminable at will by the relevant Carolina Trust Entity (i) without any penalty, liability, or severance obligation incurred by any Carolina Trust Entity, and in all cases (ii) without prior consent by any Governmental Authority.  No Carolina Trust Entity will owe any amounts to any of its employees or independent contractors as of the Closing Date, including any amounts incurred for wages, bonuses, vacation pay, sick leave, contract notice periods, change of control payments, or severance obligations other than as incurred in the ordinary course of business and properly accounted for or otherwise recorded in the books and records of Carolina Trust.

(c)          To Carolina Trust’s Knowledge, all of the employees employed by Carolina Trust and Carolina Trust Bank in the United States are either United States citizens or are legally eligible to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed.

(d)        No Carolina Trust Entity has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)) affecting a single site of employment or one or more facilities or operating units within a single site of employment of any Carolina Trust Entity; or (ii) a “mass layoff” (as defined in the WARN Act) affecting a single site of employment of any Carolina Trust Entity; and no Carolina Trust Entity has been affected by any layoffs or employment losses sufficient in number to trigger application of any similar state or local Law.

(e)          Section 4.14(e) of the Carolina Trust Disclosure Memorandum contains a list of all individuals who are independent contractors of each Carolina Trust Entity (separately listed by Carolina Trust Entity) and each such individual is correctly classified as an independent contractor under all Laws (including Treasury Regulations under the Code and federal and state labor and employment Laws).

4.15	Employee Benefit Plans.

(a)          Carolina Trust has disclosed in Section 4.15(a) of the Carolina Trust Disclosure Memorandum, and has delivered or made available to Carolina Financial prior to the execution of this Agreement, (i) copies of each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed or required to be contributed to by any Carolina Trust Entity or any ERISA Affiliate thereof for the benefit of employees, former employees, retirees, directors, independent contractors, or their respective dependents, spouses, or other beneficiaries or under which employees, retirees, former employees, directors, independent contractors, or their respective dependents, spouses, or other beneficiaries are eligible to participate (each, a “Carolina Trust Benefit Plan,” and collectively, the “Carolina Trust Benefit Plans”) and (ii) a list of each Employee Benefit Plan that is not identified in (i) above and in connection with which any Carolina Trust Entity or any ERISA Affiliate thereof has or reasonably could have any obligation or Liability.  Any of the Carolina Trust Benefit Plans which is an “employee pension benefit plan,” as that term is defined in ERISA Section 3(2), is referred to herein as a “Carolina Trust ERISA Plan.”

(b)          Carolina Trust has delivered or made available to Carolina Financial prior to the execution of this Agreement (i) all trust agreements or other funding arrangements for all Employee Benefit Plans, (ii) all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the United States Internal Revenue Service (“IRS”), the United States Department of Labor (“DOL”) or the Pension Benefit Guaranty Corporation (“PBGC”) during this calendar year or any of the preceding three calendar years, (iii) any filing or documentation (whether or not filed with the IRS) where corrective action was taken in connection with the IRS EPCRS program set forth in Revenue Procedure 2013-12, as modified (or its predecessor or successor rulings), (iv) annual reports or returns, audited or unaudited financial statements, actuarial reports, and valuations prepared for any Employee Benefit Plan for the current plan year and the three preceding plan years, (v) the most recent summary plan descriptions for each Carolina Trust Benefit Plan and any material modifications thereto, and (vi) all material correspondence from or to the IRS, DOL, or PBGC regarding any Carolina Trust Benefit Plan received or sent during this calendar year or any of the preceding three calendar years.

(c)          Each Carolina Trust Benefit Plan is in material compliance with (i) its terms, (ii) the applicable requirements of the Code and ERISA, and (iii) any and all other applicable Laws.  Each Carolina Trust ERISA Plan which is intended to be qualified under Section 401(a) of the Code so qualifies, and its related trust is tax exempt under Section 501(a) of the Code, has received a favorable determination letter from the IRS or, in the alternative, appropriately relies upon a favorable opinion letter issued to a prototype plan or volume submitter under which the Carolina Trust ERISA Plan has been adopted and Carolina Trust is not aware of any circumstances likely to result in revocation of any such favorable determination or opinion letter.  To Carolina Trust’s Knowledge, no event has occurred and no condition exists that would reasonably be expected to cause the loss of such qualified or tax exempt status, and Carolina Trust has not received any written or unwritten communication from any Governmental Authority questioning or challenging the compliance of any Carolina Trust Benefit Plan with applicable Laws.  No Carolina Trust Benefit Plan is currently being audited by any Governmental Authority for compliance with applicable Laws or has been audited with a determination by any Governmental Authority that the Carolina Trust Benefit Plan failed to comply with applicable Laws.

(d)          There has been no material written or, to Carolina Trust’s Knowledge, oral representation or communication with respect to any aspect of the Carolina Trust Benefit Plans made to employees of Carolina Trust which is not in all material respects in accordance with the written or otherwise preexisting terms and provisions of such plans.  Neither Carolina Trust nor, to Carolina Trust’s Knowledge, any administrator or fiduciary of any Carolina Trust Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject Carolina Trust or Carolina Financial to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA.  There are no unresolved claims or disputes under the terms of, or in connection with, the Carolina Trust Benefit Plans other than claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing, or investigation has been commenced with respect to any Carolina Trust Benefit Plan other than routine claims for benefits.

(e)          All Carolina Trust Benefit Plan documents and, as applicable, any annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Carolina Trust Benefit Plans are correct and complete in all material respects, and to the extent applicable, have been timely filed with the IRS or the DOL, and distributed to participants of the Carolina Trust Benefit Plans (to the extent required by Law), and there have been no material misstatements or omissions in the information set forth therein.

(f)          To Carolina Trust’s Knowledge, no “Party in Interest” (as defined in ERISA Section 3(14)) or “Disqualified Person” (as defined in Code Section 4975(e)(2)) of any Carolina Trust Benefit Plan has engaged in any nonexempt “Prohibited Transaction” (described in Code Section 4975(c) or ERISA Section 406).

(g)          No Carolina Trust Entity nor any of its ERISA Affiliates has, or ever has had, any obligation or Liability in connection with, any plan that is or was subject to Code Section 412 or ERISA Section 302 or Title IV of ERISA.

(h)          No material Liability under Title IV of ERISA has been or is expected to be incurred by any Carolina Trust Entity or any ERISA Affiliate thereof, and no event has occurred that could reasonably result in Liability under Title IV of ERISA being incurred by any Carolina Trust Entity or any ERISA Affiliate thereof with respect to any ongoing, frozen, terminated, or other single-employer plan of any Carolina Trust Entity or the single-employer plan of any ERISA Affiliate.  Except as may arise in connection with the transactions contemplated by this Agreement, there has been no “reportable event,” within the meaning of ERISA Section 4043, for which the 30-day reporting requirement has not been waived by any ongoing, frozen, terminated, or other single-employer plan of Carolina Trust or of an ERISA Affiliate.

(i)          Except as required under Part 6 of ERISA or Code Section 4980B, no Carolina Trust Entity has any material Liability or obligation for retiree or post-termination of employment or services health or life benefits under any of the Carolina Trust Benefit Plans, or other plan or arrangement, and there are no restrictions on the rights of such Carolina Trust Entity to amend or terminate any and all such retiree or post-termination of employment or services health or benefit plans or arrangements without incurring any Liability. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any Carolina Trust Benefit Plan, or other plan or arrangement, and no circumstance exists that could give rise to such Taxes.

(j)        Except as disclosed in Section 4.15(j) of the Carolina Trust Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment for or related to individual services (including severance, unemployment compensation, “excess parachute payment” as defined under Code Section 280G, or otherwise) becoming due from any Carolina Trust Entity to any employee, officer, director or independent contractor under any Carolina Trust Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Carolina Trust Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, or any benefit under any life insurance owned by any Carolina Trust Entity or the rights of any Carolina Trust Entity in,  to or under any insurance on the life of any current or former officer, director, or employee of any Carolina Trust Entity, or change any rights or obligations of any Carolina Trust Entity with respect to such insurance.

(k)         Section 4.15(k) of the Carolina Trust Disclosure Memorandum sets forth preliminary calculations, based on assumptions set forth therein, of the following: (i) the amount of all payments and benefits to which each individual set forth on such Carolina Trust Disclosure Memorandum is entitled to receive, pursuant to all employment, salary continuation, bonus, change in control, and all other agreements, plans and arrangements, in connection with a termination of employment before or following, or otherwise in connection with or contingent upon, the transactions contemplated under this Agreement (for the avoidance of doubt, excluding payments or benefits in respect of vested equity awards) (each such total amount in respect of each such individual, the “Change in Control Benefit”), other than the payment any such individual shall otherwise be entitled to receive as a gross-up payment in respect of any excise tax imposed on the individual pursuant to Section 4999 of the Code as calculated pursuant to the applicable agreement (any each such payment, a “Gross-Up Payment”); (ii) the amount of any Gross-Up Payment payable to each such individual; and (iii) the aggregate amount of all Change in Control Benefits and Gross-Up Payments.

(l)          No Carolina Trust Benefit Plan is or has been funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “welfare benefit fund” within the meaning of Section 419 of the Code, a “qualified asset account” within the meaning of Section 419A of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.  The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Carolina Trust Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans, whether or not subject to the provisions of Code Section 412 or ERISA Section 302, have been fully reflected on the Carolina Trust Financial Statements in all material respects to the extent required by and in accordance with GAAP.

(m)        Each Carolina Trust Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated in material compliance with Section 409A of the Code and the guidance issued by the IRS with respect to such plans or is not required to comply therewith due to its grandfathered status under Section 409A of the Code.

(n)         All individuals who render services to any Carolina Trust Entity and who are authorized to participate in a Carolina Trust Benefit Plan pursuant to the terms of such Carolina Trust Benefit Plan are in fact eligible to and authorized to participate in such Carolina Trust Benefit Plan.  All Carolina Trust Entities have, for purposes of the Carolina Trust Benefit Plans and all other purposes, correctly classified all individuals performing services for such Carolina Trust Entity as common law employees, independent contractors or agents, as applicable.

(o)          Neither the Carolina Trust nor any of its ERISA Affiliates has had an “obligation to contribute” (as defined in ERISA Section 4212) to, or other obligations or Liability in connection with, a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) or 3(37)(A)) or any employee pension benefit plan within the meaning of ERISA Section 3(2) that is subject to Section 412 of the Code or Section 302 of ERISA or a multiple employer plan within the meaning of Section 413(c) of the Code or ERISA Sections 4063, 4064 or 4066.

(p)        There are no payments or changes in terms due to any insured person as a result of this Agreement, the Merger or the transactions contemplated herein, under any bank-owned, corporate-owned split dollar life insurance, other life insurance, or similar arrangement or Contract, and the Successor Corporation shall, upon and after the Effective Time, succeed to and have all the rights in, to and under such life insurance Contracts as Carolina Trust presently holds.  Each Carolina Trust Entity will, upon the execution and delivery of this Agreement, and will continue to have, notwithstanding this Agreement or the consummation of the transaction contemplated hereby, all ownership rights and interest in all corporate or bank-owned life insurance.

(q)          Each Carolina Trust Benefit Plan may be amended or terminated by Carolina Trust without the consent of any Person.

(r)           No Carolina Trust Benefit Plan that is described in ERISA Section 3(2) is involved or connected with any fund or other investment that has or involves any early termination, market value adjustment or other similar fee, payment requirement, or other charge.

(s)         Other than agreements identified in Section 4.15(a) of the Carolina Trust Disclosure Memorandum, no Carolina Trust Benefit Plan, or other plan or arrangement, is subject to any requirement of Section 409A(a)(2), (3), or (4) of the Code.

(t)           Other than the Carolina Trust Benefit Plans identified in Section 4.15(a) of the Carolina Trust Disclosure Memorandum, no Carolina Trust Benefit Plan provides for the potential issuance of equity compensation.

(u)          No event has occurred or condition exists that could subject the Carolina Trust or any of its ERISA Affiliates to Liability (whether direct or indirect, contingent or otherwise) on account of a violation of the health care requirements of Part 6 or 7 of Title I of ERISA or Section 4980B or 4980D of the Code.

(v)         Each group health plan sponsored, maintained or contributed to by the Carolina Trust or any of its ERISA Affiliates (or to which the Carolina Trust or any of its ERISA Affiliates is obligated to contribute or otherwise has any liability or contingent liability) satisfies the requirements of the Patient Protection and Affordable Care Act and the regulations and guidance issued thereunder (“PPACA”), such that there is no Tax or penalty that could be imposed pursuant to the PPACA that relates to such group health plan.  To Carolina Trust’s Knowledge, no condition exists that could cause the Carolina Trust or any of its ERISA Affiliates to incur Liability for any assessable payment under Section 4980H of the Code.

4.16	Material Contracts.

(a)          Except as reflected in the Carolina Trust Financial Statements, disclosed in Carolina Trust Exchange Act Reports or otherwise disclosed in Section 4.16(a) of the Carolina Trust Disclosure Memorandum, as of the date of this Agreement, none of the Carolina Trust Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, bonus, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $25,000, (ii) any Contract relating to the borrowing of money by any Carolina Trust Entity or the guarantee by any Carolina Trust Entity of any such obligation (other than Contracts evidencing the creation of deposit liabilities, endorsements or guarantees in connection with presentation of items for collection, purchases of federal funds, advances from the Federal Reserve or Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities, advances of depository institution Subsidiaries incurred in the ordinary course of Carolina Trust’s business, and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of Carolina Trust’s business), (iii) any Contract which prohibits or restricts any Carolina Trust Entity or any personnel of a Carolina Trust Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with employees, vendors or customers, reasonable and customary confidentiality or nondisclosure agreements entered into with third parties, or “shrink-wrap” or “click-through” software licenses), (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Carolina Trust Entity, (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract or series of contracts not in excess of $25,000), (vii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract or any Contract that is a combination thereof not included on its balance sheet, and (viii) any other Contract that would be required to be filed as an exhibit to a Form 10-K filed by Carolina Trust as of the date of this Agreement pursuant to the reporting requirements of the Exchange Act (together with all Contracts referred to in Sections 4.11 and 4.15(a), the “Carolina Trust Contracts”).

(b)          With respect to each Carolina Trust Contract, (i) the Contract is in full force and effect; (ii) no Carolina Trust Entity is in material Default thereunder; (iii) no Carolina Trust Entity has repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is, to Carolina Trust’s Knowledge, in Default in any respect or has repudiated or waived any material provision thereunder; and (v) except as disclosed in Section 4.16(b) of the Carolina Trust Disclosure Memorandum, no consent which has not been or will not be obtained is required by a Contract for the execution, delivery, or performance of this Agreement, the consummation of the Merger or the other transactions contemplated hereby.  Section 4.16(b) of the Carolina Trust Disclosure Memorandum lists every consent required by any Contract involving an amount in excess of $50,000.  All of the indebtedness of any Carolina Trust Entity for money borrowed (other than deposit liabilities, purchases of federal funds, advances from the Federal Reserve or Federal Home Loan Bank, repurchase agreements fully secured by U.S. government securities or U.S. government agency securities, advances of depository institution Subsidiaries incurred in the ordinary course of Carolina Trust’s business, and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of Carolina Trust’s business) is prepayable at any time by such Carolina Trust Entity without penalty, premium or charge.

4.17	Privacy of Customer Information.

(a)          For the purposes contemplated by this Agreement, each Carolina Trust Entity has valid rights to use and transfer to Carolina Financial and to CresCom Bank all IIPI relating to customers, former customers, and prospective customers that will be transferred pursuant to this Agreement.

(b)         Each Carolina Trust Entity’s collection and use of such IIPI and the transfer of such IIPI to Carolina Financial or CresCom Bank complies in all material respects with Carolina Trust’s Gramm-Leach-Bliley Act privacy notice, the Gramm-Leach-Bliley Act, and the Fair Credit Reporting Act.

4.18	Legal Proceedings.

Except as disclosed in Section 4.18 of the Carolina Trust Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Carolina Trust, threatened (or unasserted but considered probable of assertion) against any Carolina Trust Entity, or to Carolina Trust’s Knowledge, against any director, officer, employee, or agent of any Carolina Trust Entity in their capacities as such or with respect to any service to or on behalf of any Carolina Trust Benefit Plan or any other Person at the request of the Carolina Trust Entity or Carolina Trust Benefit Plan, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against any Carolina Trust Entity.  No claim for indemnity has been made or, to Carolina Trust’s Knowledge, threatened by any director, officer, employee, independent contractor, or agent to any Carolina Trust Entity and to the Knowledge of Carolina Trust, no basis for any such claim exists.

4.19	Reports.

Except for immaterial late filings, since December 31, 2015, each Carolina Trust Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities.  As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws.  As of their respective dates, such reports and documents did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.20	Internal Control.

Carolina Trust’s internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of Carolina Trust’s financial reporting and the preparation of Carolina Trust financial statements for external purposes in accordance with GAAP. Carolina Trust’s internal control over financial reporting is effective to provide reasonable assurance (i) regarding the maintenance of records, that in reasonable detail, accurately and fairly reflect the transactions and disposition of Carolina Trust’s consolidated Assets; (ii) that transactions are recorded as necessary to permit the preparation of Carolina Trust’s financial statements in accordance with GAAP and that receipts and expenditures are being made only in accordance with the authorizations of Carolina Trust’s management and directors; and (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of Carolina Trust’s consolidated Assets that could have a material impact on Carolina Trust’s financial statements.

4.21	Loans to, and Transactions with, Executive Officers and Directors.

No Carolina Trust Entity has, since December 31, 2015, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of any Carolina Trust Entity, except as permitted by Section 13(k) of the Exchange Act and Federal Reserve Regulation O.  Section 4.21 of the Carolina Trust Disclosure Memorandum sets forth a list of all Loans as of the date hereof by the Carolina Trust Entities to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve (12 C.F.R. Part 215)) of Carolina Trust or any Carolina Trust Entity.  There are no employee, officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was below market rate for similar loans to similarly situated borrowers at the time the Loan was originated.  All such Loans are and were originated in compliance in all material respects with all applicable laws.  No director or executive officer of Carolina Trust or any Carolina Trust Entity, or any “associate” (as such term is defined in Rule 14a‑1 under the Exchange Act) or related interest of any such Person, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to, the business of Carolina Trust or any Carolina Trust Entity.

4.22	Approvals.

No Carolina Trust Entity nor, to the Knowledge of Carolina Trust, any Affiliate thereof, has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any required Consents or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b).  No Carolina Trust Entity is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Authority or other Governmental Authority that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (any such agreement, memorandum of understanding, letter, undertaking, order, directive or resolutions, whether or not set forth in the Carolina Trust Disclosure Memorandum, a “Carolina Trust Regulatory Agreement”), nor are there any pending or, to the Knowledge of Carolina Trust, threatened regulatory investigations or other actions by any Regulatory Authority or other Governmental Authority that could reasonably be expected to lead to the issuance of any such Carolina Trust Regulatory Agreement.

4.23	Brokers and Finders; Opinion of Financial Advisor.

Except for the Carolina Trust Financial Advisor, neither Carolina Trust nor any Carolina Trust Entity, or any of their respective officers, directors, employees, or Representatives, has employed any broker, finder, or investment banker or incurred any Liability for any financial advisory fees, investment banker’s fees, brokerage fees, commissions, or finder’s or other such fees in connection with this Agreement or the transactions contemplated hereby.  Section 4.23 of the Carolina Trust Disclosure Memorandum lists the fees and expenses that are currently owed to the Carolina Trust Financial Advisor and that will be owed to the Carolina Trust Financial Advisor as a result of transactions contemplated by this Agreement.  Carolina Trust has received the written opinion of the Carolina Trust Financial Advisor, dated as of the date of this Agreement, to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of Carolina Trust Common Stock, a signed copy of which has been or will be delivered to Carolina Financial.

4.24	Board Recommendation.

Carolina Trust’s Board, at a meeting duly called and held, has by unanimous vote of the directors present (i) adopted this Agreement and approved the transactions contemplated hereby, including the Merger and the transactions contemplated hereby and thereby, and has determined that, taken together, they are fair to and in the best interests of Carolina Trust’s shareholders, and (ii) resolved, subject to the terms of this Agreement, to recommend that the holders of the shares of Carolina Trust Common Stock approve this Agreement, the Merger, and the related transactions and to call and hold a meeting of Carolina Trust’s shareholders at which this Agreement, the Merger, and the related transactions shall be submitted to the holders of the shares of Carolina Trust Common Stock for approval.

4.25	Statements True and Correct.

(a)         No statement, certificate, instrument, or other writing furnished or to be furnished by any Carolina Trust Entity or any Affiliate thereof to Carolina Financial pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)        None of the information supplied or to be supplied by any Carolina Trust Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Carolina Financial with the SEC in connection with the Merger will (after taking into account any supplemental or amended information provided prior to approval), when the Registration Statement is declared effective by the SEC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the information supplied or to be supplied by the Carolina Trust Entity or any Affiliate thereof for inclusion in any final Proxy Statement/Prospectus to be mailed to the shareholders of Carolina Trust in connection with Carolina Trust’s Shareholders’ Meeting, and any other documents to be filed by any Carolina Trust Entity or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, (after taking into account any supplemental or amended information provided prior to filing, mailing, or the date of Carolina Trust’s Shareholders’ Meeting) at the respective time such documents are filed, and with respect to any Proxy Statement/Prospectus, when first mailed to the shareholders of Carolina Trust be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of Carolina Trust’s Shareholders’ Meeting be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxies for the meeting.

(c)          All documents that any Carolina Trust Entity or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

4.26	Delivery of Carolina Trust Disclosure Memorandum.

Carolina Trust has delivered to Carolina Financial a complete Carolina Trust Disclosure Memorandum.

4.27	No Additional Representations.

Except for the representations and warranties specifically set forth in Article 4 of this Agreement, neither Carolina Trust nor any of its Affiliates or Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Carolina Financial, express or implied, at law or in equity, with respect to the transactions contemplated hereby, and Carolina Trust hereby disclaims any such representation or warranty by Carolina Trust or any of its officers, directors, employees, agents, or representatives, or any other person.  Carolina Trust acknowledges and agrees that neither Carolina Financial nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article 5.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF CAROLINA FINANCIAL

Carolina Financial hereby represents and warrants to Carolina Trust as follows:

5.1	Organization, Standing, and Power.

Carolina Financial is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and is a financial holding company within the meaning of the BHCA.  CresCom Bank is a South Carolina state bank, duly organized, validly existing and in good standing under the laws of the State of South Carolina.  Each of Carolina Financial and CresCom Bank has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets.  Each of Carolina Financial and CresCom Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Carolina Financial Material Adverse Effect.  The minute book and other organizational documents for each of Carolina Financial and CresCom Bank (including any and all amendments thereto) have been made available to Carolina Trust for its review and are complete and accurate as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the respective Board of Directors (including any committees of the Board of Directors) and stockholders thereof; provided, however, that to the extent that minutes for the most recent meetings have not been transcribed and finalized and minutes of deliberations regarding discussions with Carolina Trust may be redacted.  CresCom Bank is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits held by CresCom Bank are insured up to applicable limits by the FDIC’s Deposit Insurance Fund.

5.2	Authority; No Breach by Agreement.

(a)          Carolina Financial has the corporate power and authority necessary to execute, deliver, and perform this Agreement and with respect to the Merger, upon the approval of the Merger, including any necessary approvals referred to in Sections 8.1(b) and 8.1(c), to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Carolina Financial.  Subject to any necessary approvals referred to in Sections 8.1(b) and 8.1(c), this Agreement represents a legal, valid, and binding obligation of Carolina Financial, enforceable against Carolina Financial in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)         Neither the execution and delivery of this Agreement by Carolina Financial, nor the consummation by Carolina Financial and CresCom Bank of the transactions contemplated hereby, nor compliance by Carolina Financial and CresCom Bank with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Carolina Financial’s Certificate of Incorporation or Bylaws or the Articles of Incorporation or Bylaws of any Carolina Financial Subsidiary or any resolution adopted by the Board of Directors or the shareholders of any Carolina Financial Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any Carolina Financial Entity under, any material Contract or material Permit of any Carolina Financial Entity or, (iii) subject to receipt of the requisite Consents referred to in Section 8.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Carolina Financial Entity or any of their respective material Assets (including any Carolina Financial Entity becoming subject to or liable for the payment of any Tax on any of the Assets owned by any Carolina Financial Entity being reassessed or revalued by any Regulatory Authority).

(c)        Except for (a) the filing of applications and notices with, and approval of such applications and notices from, the Federal Reserve, the FDIC, the South Carolina Board of Financial Institutions and North Carolina Commissioner of Banks, (b) the filing of any other required applications, filings, or notices with any other federal or state banking, insurance or other regulatory or self-regulatory authorities or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings and notices, (c) the filing with the SEC of the Registration Statement in which the Proxy Statement/Prospectus will be included, and the declaration of effectiveness of the Registration Statement, (d) the filing of the Certificate of Merger and the Articles of Merger, (e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization, and the rules and regulations of the NASDAQ Stock Market, or that are required under consumer finance, mortgage banking and other similar laws, and (f) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, no consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the consummation by Carolina Financial of the Merger and the other transactions contemplated by this Agreement.  No consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the execution and delivery by Carolina Financial of this Agreement.

5.3	Capital Stock.

The authorized capital stock of Carolina Financial consists of 50,000,000 shares of Carolina Financial Common Stock, of which 22,282,862 shares are issued and outstanding as of the date of this Agreement, and 1,000,000 shares of Carolina Financial preferred stock, of which no shares are issued and outstanding as of the date of this Agreement.  All of the issued and outstanding shares of capital stock of Carolina Financial are duly and validly issued and outstanding and are fully paid and nonassessable. Carolina Financial Common Stock is listed for trading and quotation on the Nasdaq Capital Market.  None of the outstanding shares of capital stock of Carolina Financial has been issued in violation of any preemptive rights of the current or past stockholders of Carolina Financial.  The shares of Carolina Financial Common Stock to be issued in the Merger will be (i) duly authorized, validly issued, fully paid and nonassessable; (ii) registered under the Securities Act; and (iii) listed for trading and quotation on the Nasdaq Capital Market.

5.4	Carolina Financial Subsidiaries

Carolina Financial has no Subsidiaries except as set forth in the Carolina Financial Exchange Act Reports, and Carolina Financial owns all of the equity interests in each of its Subsidiaries.  No capital stock (or other equity interest) of any such Subsidiary is or may become required to be issued (other than to another Carolina Financial Entity) by reason of any Rights, and there are no Contracts by which any such Subsidiary is bound to issue (other than to another Carolina Financial Entity) additional shares of its capital stock (or other equity interests) or Rights or by which any Carolina Financial Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any such Subsidiary (other than to another Carolina Financial Entity).  There are no Contracts relating to the rights of any Carolina Financial Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any such Subsidiary.  All of the shares of capital stock (or other equity interests) of each Subsidiary are fully paid and nonassessable and are owned directly or indirectly by Carolina Financial free and clear of any Lien.

5.5	Exchange Act Filings; Offer and Sale of Securities; Financial Statements.

(a)         Carolina Financial has timely filed and made available to Carolina Trust all Exchange Act Documents required to be filed by Carolina Financial since December 31, 2016 (together with all such Exchange Act Documents filed, whether or not required to be filed, the “Carolina Financial Exchange Act Reports”).  The Carolina Financial Exchange Act Reports (i) at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Carolina Financial Exchange Act Reports or necessary in order to make the statements in such Carolina Financial Exchange Act Reports, in light of the circumstances under which they were made, not misleading.  No Carolina Financial Subsidiary is required to file any Exchange Act Documents.  Each offering or sale of securities by Carolina Financial (i) was either registered under the Securities Act or made pursuant to a valid exemption from registration, (ii) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws, except for immaterial late “blue sky” filings, including disclosure and broker/dealer registration requirements, and (iii) was made pursuant to offering documents which did not, at the time of the offering (or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the offering documents or necessary in order to make the statements in such documents, in light of the circumstances under which they were made, not misleading.  Carolina Financial’s principal executive officer and principal financial officer have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the Exchange Act thereunder with respect to the Carolina Financial Exchange Act Reports to the extent such rules or regulations applied at the time of the filing. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.  Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither Carolina Financial nor any of its officers has received notice from any Regulatory Authority questioning or challenging the accuracy, completeness, content, form, or manner of filing or submission of such certifications.

(b)         Each of the Carolina Financial Financial Statements (including, in each case, any related notes) contained in the Carolina Financial Exchange Act Reports, including any Carolina Financial Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the Exchange Act with respect thereto, was, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10‑Q of the Exchange Act), fairly presented in accordance with GAAP the consolidated financial position of Carolina Financial and its Subsidiaries as of the respective dates and the consolidated results of operations and cash flows for the periods indicated, including the fair values of the assets and liabilities shown therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.  The Carolina Financial Financial Statements are certified to the extent required by the Sarbanes-Oxley Act.

(c)          Carolina Financial’s independent registered public accountants, which have expressed their opinion with respect to the Financial Statements of Carolina Financial and its Subsidiaries whether or not included in Carolina Financial’s Exchange Act Reports (including the related notes), are and have been throughout the periods covered by such Financial Statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (y) “independent” with respect to Carolina Financial within the meaning of Regulation S-X and, (z) with respect to Carolina Financial, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws. Carolina Financial’s independent public accountants have audited Carolina Financial’s year-end financial statements, and have reviewed Carolina Financial’s interim financial statements that are included in the Financial Statements of Carolina Financial in accordance with Public Company Accounting Oversight Board Auditing Standard No. 4105.

(d)          Carolina Financial maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Carolina Financial is made known on a timely basis to the individuals responsible for the preparation of Carolina Financial’s Exchange Act Documents.

5.6	Absence of Undisclosed Liabilities.

Neither Carolina Financial nor any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, determined, determinable, or otherwise and whether due or to become due), except for (i) those liabilities that are reflected or reserved against on the consolidated balance sheet of Carolina Financial included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (including any notes thereto), (ii) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since March 31, 2019, or (iii) liabilities incurred in connection with this Agreement and the transactions contemplated hereby.  Neither Carolina Financial nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among Carolina Financial and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangement”), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Carolina Financial or any of its Subsidiaries in Carolina Financial’s or such Subsidiary’s financial statements.

5.7	Absence of Certain Changes or Events.

Since December 31, 2018, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Carolina Financial Material Adverse Effect, (ii) none of the Carolina Financial Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any covenants and agreements of Carolina Financial provided in this Agreement, and (iii) since December 31, 2018, the Carolina Financial Entities have conducted their respective businesses in the ordinary course of business consistent with past practice.

5.8	Tax Matters.

As of the date of this Agreement, it is the present intention, and as of the day of the Effective Time, it will be the present intention, of Carolina Financial to continue, either through Carolina Financial or through a member of Carolina Financial’s “qualified group” within the meaning of Treasury Regulations Section 1.368-1(d)(4)(ii) (the “Qualified Group”), at least one significant historic business line of Carolina Trust, or to use at least a significant portion of Carolina Trust’s historic business assets in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d).  As of the date of this Agreement and as of the Effective Time, neither Carolina Financial nor any “related person” (as defined in Treasury Regulations Section 1.368-1(e)(4)) to Carolina Financial has or will have any plan or intention to redeem or reacquire, either directly or indirectly, any of the Carolina Financial Common Stock issued to the holders of Carolina Trust Common Stock in connection with the Merger.  As of the date of this Agreement and as of the Effective Time, Carolina Financial does not have and will not have any plan or intention to sell or otherwise dispose of any of the assets of Carolina Trust acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or described and permitted in Treasury Regulations Section 1.368-2(k).

5.9	Compliance with Laws.

(a)          Carolina Financial is a financial holding company duly registered and in good standing as such with the Federal Reserve.  CresCom Bank is a state chartered bank in good standing with the South Carolina Board of Financial Institutions.

(b)          Compliance with Permits, Laws and Orders.

(i)          Each of the Carolina Financial Entities has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and to the Knowledge of Carolina Financial, there has occurred no Default under any such Permit applicable to their respective businesses or employees conducting their respective businesses.

(ii)         To the Knowledge of Carolina Financial, none of the Carolina Financial Entities is in material Default under any Laws or Orders applicable to its business or employees conducting its business.

(iii)      None of the Carolina Financial Entities has received any notification or communication from any Governmental Authority (A) asserting that Carolina Financial or any of its Subsidiaries is in Default under any of the Permits, Laws, or Orders which such Governmental Authority enforces, (B) threatening to revoke any Permits, or (C) requiring Carolina Financial or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its Board of Directors or similar undertaking.

(iv)       There (A) is no material unresolved legal violation cited by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of Carolina Financial or any of its Subsidiaries, (B) are no written notices or correspondence received by Carolina Financial with respect to pending formal inquiries of a material nature by, or disputes with, any Governmental Authority with respect to Carolina Financial’s or any of Carolina Financial’s Subsidiaries’ business, operations, policies, or procedures since its inception, and (C) to the Knowledge of Carolina Financial, is no investigation or review by any Governmental Authority is pending or threatened, nor has any Governmental Authority indicated an intention to conduct, any investigation or review (other than regular or routine examinations or inspections) of it or any of its Subsidiaries.

(v)          None of the Carolina Financial Entities nor, to the Knowledge of Carolina Financial, any of its directors, officers, employees, or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Government Authority, directly or indirectly, any thing of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (1) using any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (2) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (3) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (4) making any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

(vi)         Each Carolina Financial Entity has complied in all material respects with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act, and each Carolina Financial Entity has timely filed all reports of suspicious activity, including those required under 12 C.F.R. § 353.3.

(vii)        Each Carolina Financial Entity’s collection and use of IIPI complies in all material respects with Carolina Financial’s Gramm-Leach-Bliley Act privacy notice, the Gramm-Leach-Bliley Act, and the Fair Credit Reporting Act.

5.10	Legal Proceedings.

There is no Litigation instituted or pending, or, to the Knowledge of Carolina Financial, threatened (or unasserted but considered probable of assertion) against Carolina Financial, or to Carolina Financial’s Knowledge, against any director, officer, employee, or agent of Carolina Financial in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of the Carolina Financial or Employee Benefit Plan of Carolina Financial, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against Carolina Financial; and no claim for indemnity has been made or, to Carolina Financial’s Knowledge, threatened by any director, officer, employee, independent contractor, or agent to Carolina Financial and, to the Knowledge of Carolina Financial, no basis for any such claim exists.

5.11	Reports.

Except for immaterial late filings, since December 31, 2016, each Carolina Financial Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities.  As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws.  As of their respective date, such reports and documents did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.12	Internal Control.

Carolina Financial ’s internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of Carolina Financial’s financial reporting and the preparation of Carolina Financial’s financial statements for external purposes in accordance with GAAP.  Carolina Financial’s internal control over financial reporting is effective to provide reasonable assurance (i) regarding the maintenance of records, that in reasonable detail, accurately and fairly reflect the transactions and disposition of Carolina Financial’s consolidated Assets; (ii) that transactions are recorded as necessary to permit the preparation of Carolina Financial’s financial statements in accordance with GAAP and that receipts and expenditures are being made only in accordance with the authorizations of Carolina Financial’s management and directors; and (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of Carolina Financial’s consolidated Assets that could have a material impact on Carolina Financial’s consolidated financial statements.

5.13	Approvals.

No Carolina Financial Entity is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Authority or other Governmental Authority that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (any such agreement, memorandum of understanding, letter, undertaking, order, directive or resolutions, a “Carolina Financial Regulatory Agreement”), nor are there any pending or, to the Knowledge of Carolina Financial, threatened regulatory investigations or other actions by any Regulatory Authority or other Governmental Authority that could reasonably be expected to lead to the issuance of any such Carolina Financial Regulatory Agreement.

5.14	Brokers and Finders; Opinion of Financial Advisor.

Except for the Carolina Financial Financial Advisor, neither Carolina Financial nor any Carolina Financial Entity, or any of their respective officers, directors, employees, or Representatives, has employed any broker, finder or investment banker or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finder’s or other such fees in connection with this Agreement or the transactions contemplated hereby.  The board of directors of Carolina Financial has received the opinion of the Carolina Financial Financial Advisor (which, if initially rendered orally, has been or will be confirmed by a written opinion, dated the same date) to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions and qualifications contained therein, the Merger Consideration is fair, from a financial point of view, to Carolina Financial.

5.15	Certain Actions.

No Carolina Financial Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any required Consents or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b).

5.16	Available Consideration.

Carolina Financial has available to it, or as of the Effective Time will have available to it, sufficient shares of authorized and unissued Carolina Financial Common Stock and all funds necessary for the issuance and payment of the Merger Consideration and has funds available to it to satisfy its payment obligations under this Agreement.

5.17	Statements True and Correct.

(a)          No statement, certificate, instrument, or other writing furnished or to be furnished by any Carolina Financial Entity or any Affiliate thereof to Carolina Trust pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)         None of the information supplied or to be supplied by any Carolina Financial Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Carolina Financial with the SEC in connection with the Merger will (after taking into account any supplemental or amended information provided prior to approval), when the Registration Statement is declared effective by the SEC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the information supplied or to be supplied by any Carolina Financial Entity or any Affiliate thereof for inclusion in any final Proxy Statement/Prospectus to be mailed to the shareholders of Carolina Trust in connection with Carolina Trust’s Shareholders’ Meeting, and any other documents to be filed by any Carolina Financial Entity or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, (after taking into account any supplemental or amended information provided prior to filing, mailing, or the date of Carolina Trust’s Shareholders’ Meeting) at the respective time such documents are filed, and with respect to any Proxy Statement/Prospectus, when first mailed to the shareholders of Carolina Trust be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of Carolina Trust’s Shareholders’ Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxies for each meeting.

(c)          All documents that any Carolina Financial Entity or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

5.18	No Additional Representations.

Except for the representations and warranties specifically set forth in Article 5 of this Agreement, neither Carolina Financial nor any of its Affiliates or Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Carolina Trust, express or implied, at law or in equity, with respect to the transactions contemplated hereby, and Carolina Financial hereby disclaims any such representation or warranty by Carolina Financial or any of its officers, directors, employees, agents, or representatives, or any other person.  Carolina Financial acknowledges and agrees that neither Carolina Trust nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article 4.

ARTICLE 6
CONDUCT OF BUSINESS PENDING CONSUMMATION

6.1	Affirmative Covenants of Carolina Trust and Carolina Financial.

(a)          From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Carolina Financial shall have been obtained, and except as otherwise expressly contemplated herein, Carolina Trust shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular, and ordinary course, (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times, (iv) use best efforts to provide all information requested by Carolina Financial related to loans or other transactions made by Carolina Trust with a value equal to or exceeding $1,000,000, and (v) take no action which would reasonably be expected to (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 8.1(b) or 8.1(c), or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

(b)          From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Carolina Trust shall have been obtained, and except as otherwise expressly contemplated herein, Carolina Financial shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular, and ordinary course, (ii) use commercially reasonable efforts to  preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times, and (iv) take no action which would (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 8.1(b) or 8.1(c), or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

(c)          Carolina Trust and Carolina Financial each shall, and shall cause each of its Subsidiaries to, cooperate with the other Party and provide all necessary corporate approvals, and cooperate in seeking all approvals of any business combinations of such Carolina Trust and its Subsidiaries requested by Carolina Financial, provided, the effective time of such business combinations is on or after the Effective Time of the Merger.

6.2	Negative Covenants of Carolina Trust.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Carolina Financial shall have been obtained (not to be unreasonably withheld or delayed), and except as otherwise expressly contemplated herein, Carolina Trust covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

(a)          amend the Articles of Incorporation, Bylaws, or other governing instruments of any Carolina Trust Entity;

(b)          incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $500,000 except in the ordinary course of the business of any Carolina Trust Entity consistent with past practices (which exception shall include, for Carolina Trust Entities that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Home Loan Bank and the Federal Reserve Bank, and entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities), or impose, or suffer the imposition, on any Asset of any Carolina Trust Entity of any Lien or permit any such Lien to exist (other than in connection with public deposits, repurchase agreements, bankers’ acceptances, “treasury tax and loan” accounts established in the ordinary course of business of Subsidiaries that are depository institutions, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Carolina Trust Disclosure Memorandum);

(c)          repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans or as required by this Agreement), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Carolina Trust Entity, or declare or pay any dividend or make any other distribution in respect of Carolina Trust’s capital stock;

(d)         except for this Agreement or upon the exercise of Carolina Trust Options, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Carolina Trust Common Stock, any other capital stock of any Carolina Trust Entity, or any Right;

(e)          adjust, split, combine, or reclassify any capital stock of any Carolina Trust Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Carolina Trust Common Stock, or sell, lease, mortgage, or otherwise dispose of (i) any shares of capital stock of any Carolina Trust Subsidiary or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration;

(f)          purchase any securities or make any material investment except in the ordinary course of business consistent with past practice, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Carolina Trust Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with foreclosures of loans in the ordinary course of business;

(g)          except as disclosed on Section 6.2 of the Carolina Trust Disclosure Memorandum or as contemplated by this Agreement, (i) grant any bonus or increase in compensation or benefits in excess of $5,000 to any individual employee, officer or director of any Carolina Trust Entity (except in accordance with past practice), (ii) enter into any new commitment or agreement to pay any severance or termination pay, or any stay or other bonus to any Carolina Trust director, officer or employee (except for any agreements entered into pursuant to Section 7.9(g) of this Agreement), (iii) enter into or amend any severance agreements with officers, employees, directors, independent contractors, or agents of any Carolina Trust Entity, (iv) change any fees or other compensation or other benefits to directors of any Carolina Trust Entity, (v) waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any Rights or restricted stock, or reprice Rights granted under the outstanding Carolina Trust Options or authorize cash payments in exchange for any Rights; or (vi) except to the extent required under applicable Law or existing Contracts, accelerate, vest or commit or agree to accelerate or vest any amounts, benefits or rights payable by any Carolina Trust Entity;

(h)          enter into or amend any employment Contract between any Carolina Trust Entity and any Person (unless such amendment is required by Law or this Agreement) that the Carolina Trust Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

(i)          adopt any new employee benefit plan of any Carolina Trust Entity or, except as disclosed in Section 6.2 of the Carolina Trust Disclosure Memorandum, terminate or withdraw from, or make any material change in or to, any existing employee benefit plans, welfare plans, insurance, stock or other plans of any Carolina Trust Entity other than any such change that is required by Law or to maintain continuous benefits at current levels or that, in the reasonable judgment of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit or welfare plans, except as required by Law, the terms of such plans or consistent with past practice;

(j)          make any change in any Tax or accounting methods, systems of internal accounting controls or schedule of internal audits, except as may be appropriate and necessary to conform to changes in Tax Laws, regulatory accounting requirements, or GAAP or at the specific request of Carolina Financial;

(k)          commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of any Carolina Trust Entity for money damages or restrictions upon the operations of any Carolina Trust Entity;

(l)          enter into, modify, amend, or terminate any material Contract other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $50,000 per annum and other than Contracts covered by Sections 6.2(m), (n), (o) or (p);

(m)         enter into or make any Consumer Loan with a value equal to or exceeding $250,000;

(n)         enter into or make any loans or extensions of credit with a value equal to or exceeding $2,500,000, other than residential mortgage loans for which Carolina Trust has a commitment to buy from a reputable investor (for the avoidance of doubt, such limit shall apply to separate extensions of credit and not to the total credit exposure to any Person);

(o)          enter into or make any loans that exceed internal policy or regulatory loan-to-value guidelines;

(p)         except in the ordinary course of business, (i) modify any existing loan, lease (credit equivalent), advance, credit enhancement or other extension of credit except, with respect to any existing extension of credit with an unpaid balance of less than $250,000 (for the avoidance of doubt, such limit shall apply to separate extensions of credit and not to the total credit exposure to any Person), in conformity with existing lending policies and practices, (ii) waive, release, compromise, or assign any material rights or claims, or (iii) make any adverse changes in the mix, rates, terms, or maturities of Carolina Trust’s deposits and other Liabilities.

(q)         except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of Carolina Trust or Carolina Trust Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

(r)           except in the ordinary course of business, restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

(s)        make any capital expenditures other than pursuant to binding commitments existing on the date hereof and other than expenditures of less than $50,000 and expenditures otherwise necessary to maintain existing assets in good repair or to make payment of necessary Taxes;

(t)           establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

(u)         take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 8 not being satisfied or in a violation of any provision of this Agreement;

(v)          knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(w)         agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 6.2;

(x)         maintain Carolina Trust Bank’s allowance for loan losses in a manner inconsistent with GAAP and applicable regulatory guidelines and accounting principles, practices and methods consistent with past practices of Carolina Trust Bank; or

(y)        take any action or fail to take any action that at the time of such action or inaction is reasonably likely to prevent, or would be reasonably likely to materially interfere with, the consummation of the Merger.

6.3	Adverse Changes in Condition.

Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) has had or is reasonably likely to have, individually or in the aggregate, a Carolina Trust Material Adverse Effect or a Carolina Financial Material Adverse Effect, as applicable, (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, or (iii) would be reasonably likely to prevent or materially interfere with the consummation of the Merger, and to use its reasonable efforts to prevent or promptly to remedy the same.

6.4	Reports.

Each of Carolina Financial and its Subsidiaries and Carolina Trust and the Carolina Trust Entities shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall make available to the other Party copies of all such reports promptly after the same are filed.  Carolina Trust and the Carolina Trust Entities shall also make available to Carolina Financial monthly financial statements, copies of all written materials provided to members of Carolina Trust’s board of Directors in connection with its regular monthly meetings (other than reports or presentations prepared by  the Carolina Trust Financial Advisor or legal counsel in connection with the Merger or materials containing confidential supervisory information) and quarterly call reports following distribution to Carolina Trust’s Board of Directors or filing, as applicable.  The financial statements of Carolina Financial and Carolina Trust, whether or not contained in any such reports filed under the Exchange Act or with any other Regulatory Authority, will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ or stockholders’ equity, as applicable, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material).  As of their respective dates, such reports of Carolina Financial and Carolina Trust filed under the Exchange Act or with any other Regulatory Authority will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with the Laws applicable to such reports.

6.5	Carolina Financial Use and Disclosure of IIPI.

Carolina Financial acknowledges that IIPI disclosed to Carolina Financial Entities in connection with the Agreement has been and will be disclosed pursuant to 15 U.S.C. 6802(e)(7).  Carolina Financial Entities may not use or disclose IIPI, nor permit the use or disclosure of IIPI, other than for the purposes described in 15 U.S.C. § 6802(e)(7).

ARTICLE 7
ADDITIONAL AGREEMENTS

7.1	Shareholder Approval.

(a)          Unless this Agreement has been terminated in accordance with its terms, Carolina Trust shall submit to its shareholders this Agreement and any other matters required to be approved by shareholders in order to carry out the intentions of this Agreement.  In furtherance of that obligation, Carolina Trust shall take, in accordance with applicable Law and its Articles of Incorporation and Bylaws, all action necessary to call, give notice of, convene, and hold Carolina Trust’s Shareholders’ Meeting as soon as reasonably practicable.  Carolina Trust’s Board shall recommend that its shareholders approve this Agreement in accordance with the NCBCA (the “Carolina Trust Recommendation”) and shall include such recommendation in the Proxy Statement/Prospectus, except to the extent Carolina Trust’s Board has made an Adverse Recommendation Change (as defined below) in accordance with the terms of this Agreement.  Subject to Section 7.1(b) and 7.3, Carolina Trust shall solicit and use its commercially reasonable efforts to obtain the Requisite Carolina Trust Shareholder Vote.

(b)        Neither Carolina Trust’s Board nor any committee thereof shall, except as expressly permitted by this Section 7.1(b), (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Carolina Financial, the Carolina Trust Recommendation or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal (each, an “Adverse Recommendation Change”).  Notwithstanding the foregoing, prior to the Requisite Carolina Trust Shareholder Vote, Carolina Trust’s Board may make an Adverse Recommendation Change if and only if (A) a material development or material change in circumstance occurs, arises or becomes known to Carolina Trust’s Board after the date of this Agreement unrelated to any potential or actual Acquisition Proposal (such material development or change in circumstances being referred to as an “Intervening Event”) and Carolina Trust’s Board determines in good faith, after consultation with Carolina Trust’s outside counsel, that in light of such Intervening Event an Adverse Recommendation Change is required in order for Carolina Trust’s Board to comply with its fiduciary obligations to Carolina Trust’s shareholders under applicable Law, or (B):

(i)           Carolina Trust’s Board determines in good faith, after consultation with the Carolina Trust Financial Advisor and outside counsel, that it has received an Acquisition Proposal (that did not result from a breach of Section 7.3) that is a Superior Proposal;

(ii)          Carolina Trust’s Board determines in good faith, after consultation with Carolina Trust’s outside counsel, that a failure to accept such Superior Proposal would result in Carolina Trust’s Board breaching its fiduciary duties to Carolina Trust and its shareholders under applicable Law;

(iii)         Carolina Trust’s Board provides written notice (a “Notice of Recommendation Change”) to Carolina Financial of its receipt of the Superior Proposal and its intent to announce an Adverse Recommendation Change on the fifth business day following delivery of such notice, which notice shall specify the material terms and conditions of the Superior Proposal (and include a copy thereof with all accompanying documentation, if in writing) and identify the Person or Group making such Superior Proposal (it being understood that any amendment to any material term of such Superior Proposal shall require a new Notice of Recommendation Change, except that, in such case, the five business day period referred to in this clause (iii) and in clauses (iv) and (v) shall be reduced to three business days following the giving of such new Notice of Recommendation Change);

(iv)         after providing such Notice of Recommendation Change, Carolina Trust shall negotiate in good faith with Carolina Financial (if requested by Carolina Financial) and provide Carolina Financial reasonable opportunity during the subsequent five business day period to make such adjustments in the terms and conditions of this Agreement as would enable Carolina Trust’s Board to proceed without an Adverse Recommendation Change (provided, however, that Carolina Financial shall not be required to propose any such adjustments); and

(v)         Carolina Trust’s Board, following such five business day period, again determines in good faith, after consultation with the Carolina Trust Financial Advisor and outside counsel, that such Acquisition Proposal nonetheless continues to constitute a Superior Proposal and that failure to take such action would violate their fiduciary duties to Carolina Trust and its shareholders under applicable Law.

(c)          Notwithstanding any other provision of this Agreement, except to the extent prohibited by the NCBCA as determined by Carolina Trust after consultation with Carolina Trust’s outside counsel, Carolina Trust shall submit this Agreement to its shareholders at Carolina Trust’s Shareholders’ Meeting even if Carolina Trust’s Board has made an Adverse Recommendation Change, in which case Carolina Trust’s Board may communicate the Adverse Recommendation Change and the basis for it to the shareholders of Carolina Trust in the Proxy Statement/Prospectus or any appropriate amendment or supplement thereto; provided, however, that Carolina Trust may postpone or adjourn Carolina Trust’s Shareholders’ Meeting: (i) with the consent of Carolina Financial; (ii) for the absence of a quorum; (iii) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement/Prospectus is provided to the shareholders of Carolina Trust within a reasonable period of time in advance of Carolina Trust’s Shareholders’ Meeting; (iv) to allow reasonable additional time to solicit additional proxies; (v) if required by applicable Law; or (vi) if Carolina Trust has provided a Notice of Recommendation Change to Carolina Financial pursuant to Section 7.1(b)(iii) and the notice period contemplated by Section 7.1(b)(iii) has not yet expired.

7.2	Securities Act Compliance.

(a)         As promptly as reasonably practicable following the date hereof, Carolina Financial shall prepare and file with the SEC the Registration Statement, which shall include the Proxy Statement/Prospectus and constitute the prospectus relating to the shares of Carolina Financial Common Stock to be issued in the Merger.  Carolina Trust will furnish to Carolina Financial the information required to be included in the Registration Statement with respect to its business and affairs and shall have the right to review and consult with Carolina Financial on the form of, and any characterizations of such information included in, the Registration Statement prior to its being filed with the SEC.  Carolina Financial shall use reasonable best efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby.  Carolina Financial and Carolina Trust will use their reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the Carolina Trust shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act.  Carolina Financial will advise Carolina Trust, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Carolina Financial Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement.  If at any time prior to the Effective Time any information relating to Carolina Financial or Carolina Trust, or any of their respective affiliates, officers or directors, should be discovered by Carolina Financial or Carolina Trust which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed by Carolina Financial with the SEC and disseminated by Carolina Trust to its shareholders.

(b)         Carolina Financial shall also take any action required to be taken under any applicable state securities laws in connection with the Merger and each of Carolina Financial and Carolina Trust shall furnish all information concerning it and the holders of Carolina Trust Common Stock as may be reasonably requested in connection with any such action.

(c)         Prior to the Effective Time, Carolina Financial shall notify the NASDAQ Stock Market of the additional shares of Carolina Financial Common Stock to be issued by Carolina Financial in exchange for the shares of Carolina Trust Common Stock.

7.3	Other Offers, etc.

(a)         From the date of this Agreement through the first to occur of the Effective Time or termination of this Agreement, each Carolina Trust Entity shall not, and shall cause its Affiliates and Representatives not to, directly or indirectly (i) solicit or initiate, or knowingly encourage, induce or knowingly facilitate the making, submission, or announcement of any proposal that constitutes an Acquisition Proposal, (ii) participate in any discussions (except to notify a third party of the existence of restrictions provided in this Section 7.3 or to clarify the terms and conditions of an unsolicited Acquisition Proposal) or negotiations regarding, or disclose or provide any nonpublic information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal,  (iii) enter into any agreement (including any agreement in principle, letter of intent or understanding, merger agreement, stock purchase agreement, asset purchase agreement, or share exchange agreement, but excluding a confidentiality agreement of the type described below) (an “Acquisition Agreement”) contemplating or otherwise relating to any Acquisition Transaction, or (iv) propose or agree to do any of the foregoing; provided, however, that prior to the Requisite Carolina Trust Shareholder Vote, this Section 7.3 shall not prohibit a Carolina Trust Entity from furnishing nonpublic information regarding any Carolina Trust Entity to, or entering into a confidentiality agreement or discussions or negotiations with, any Person or Group in response to a bona fide, unsolicited written Acquisition Proposal submitted by such Person or Group (and not withdrawn) if and only if: (A) no Carolina Trust Entity or Representative or Affiliate thereof shall have violated any of the restrictions set forth in this Section 7.3 (other than any breach of such obligation that is unintentional and immaterial and did not result in the submission of such Acquisition Proposal), (B) Carolina Trust’s Board shall have determined in good faith, after consultation with the Carolina Trust Financial Advisor and Carolina Trust’s outside counsel, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal, (C) Carolina Trust’s Board concludes in good faith, after consultation with its outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law to Carolina Trust and its shareholders, (D) (1) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person or Group, Carolina Trust gives Carolina Financial written notice (which may be by electronic mail) of the identity of such Person or Group and of Carolina Trust’s intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person or Group, and (2) Carolina Trust receives from such Person or Group an executed confidentiality agreement containing terms no less favorable to the disclosing Party than the confidentiality terms of this Agreement, and (E) contemporaneously with furnishing any such nonpublic information to such Person or Group, Carolina Trust furnishes such nonpublic information to Carolina Financial (to the extent such nonpublic information has not been previously furnished by Carolina Trust to Carolina Financial).  In addition to the foregoing, Carolina Trust shall provide Carolina Financial with at least two business days’ prior written notice of a meeting of Carolina Trust’s Board at which meeting Carolina Trust’s Board is reasonably expected to resolve to recommend the Acquisition Agreement as a Superior Proposal to its shareholders, and Carolina Trust shall keep Carolina Financial reasonably informed on a prompt basis, of the status and material terms of such Acquisition Proposal, including any material amendments or proposed amendments as to price and other material terms thereof.

(b)         In addition to the obligations of Carolina Trust set forth in this Section 7.3, as promptly as practicable, after any of the directors or executive officers of Carolina Trust become aware thereof, Carolina Trust shall advise Carolina Financial of any request received by Carolina Trust for nonpublic information which Carolina Trust reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, and the identity of the Person or Group making any such request or Acquisition Proposal.  Carolina Trust shall keep Carolina Financial informed promptly of material amendments or modifications to any such request or Acquisition Proposal.

(c)          Carolina Trust shall, and shall cause its and each Carolina Trust Entity’s directors, officers, employees, and Representatives to immediately cease any and all existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and will use and cause to be used all commercially reasonable best efforts to enforce any confidentiality or similar or related agreement relating to any Acquisition Proposal.

(d)           Nothing contained in this Agreement shall prevent a Party or its Board of Directors from (i) complying with Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided, however, that such Rule will in no way eliminate or modify the effect that any action pursuant to such Rule would otherwise have under this Agreement; (ii) making any disclosure to Carolina Trust’s shareholders if Carolina Trust’s Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with applicable Law, (iii) informing any Person of the existence of the provisions contained in this Section 7.3 or (iv) making any “stop, look and listen” communication to Carolina Trust’s shareholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication to Carolina Trust’s shareholders).

7.4	Consents of Regulatory Authorities.

The Parties hereto shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation and applications, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger).  The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated herein.  Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority or other Person whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.

7.5	Agreement as to Efforts to Consummate.

Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its commercially reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 8; provided, however, that nothing herein shall preclude either Party from exercising its rights under this Agreement.

7.6	Investigation and Confidentiality.

(a)          Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and the consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of its business and properties (including that of its Subsidiaries) and of their respective financial and legal conditions as the other Party reasonably requests, provided, that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily or materially with normal operations and that no such investigation shall include sampling of the indoor or outdoor air, soil or soil vapor, surface water, or groundwater without Carolina Trust’s written consent.  Between the date hereof and the Effective Time, Carolina Trust shall permit Carolina Financial’s senior officers and independent accountants to meet with the senior officers of Carolina Trust, including officers responsible for the Carolina Trust Financial Statements, the internal controls of Carolina Trust, and the disclosure controls and procedures of Carolina Trust and Carolina Trust’s independent public accountants, to discuss such matters as Carolina Financial may deem reasonably necessary or appropriate for Carolina Financial to satisfy its obligations under Sections 302, 404 and 906 of the Sarbanes-Oxley Act.

(b)         In addition to each Party’s obligations pursuant to Section 7.6(a), each Party shall, and shall cause its advisors and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries’ businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement.  If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

(c)         Carolina Trust shall use its commercially reasonable efforts to exercise, and shall not waive any of, its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to Carolina Trust to preserve the confidentiality of the information relating to the Carolina Trust Entities provided to such Persons and their Affiliates and Representatives.

(d)          Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Carolina Trust Material Adverse Effect or a Carolina Financial Material Adverse Effect, as applicable.

(e)         Each Carolina Financial Entity shall, in accordance with Carolina Financial’s comprehensive written data security program established and maintained pursuant to 15 U.S.C. § 6801 and regulations promulgated thereunder (“Carolina Financial Security Program”), safeguard IIPI disclosed to that Carolina Financial Entity pursuant to this Agreement or in connection with the transactions contemplated hereby.  In the event that any Carolina Financial Entity allows a third party to access such IIPI, Carolina Financial shall ensure that the third party safeguards that IIPI in accordance with a data security program substantially equivalent to the Carolina Financial Security Program.

(f)          Carolina Financial shall notify Carolina Trust promptly (but in no event more than 24 hours) of any Data Incident.  All Carolina Financial Entities shall promptly take all actions that are necessary and advisable to correct, mitigate, and prevent recurrence of the Data Incident.  All Carolina Financial Entities shall cooperate fully with Carolina Trust and its designees in all reasonable efforts to investigate the Data Incident.

(g)          If this Agreement is terminated prior to the Effective Time, each Carolina Financial Entity shall promptly return or dispose of, and certify the return or disposal, of all IIPI received by the Carolina Financial Entity in connection with this Agreement. Any disposal of such IIPI must be performed in a manner that ensures that the IIPI is rendered permanently unreadable and unrecoverable.

7.7	Press Releases.

Prior to the Effective Time, Carolina Trust and Carolina Financial shall consult with each other as to the form and substance of any press release, communication with Carolina Trust’s shareholders, or other public disclosure materially related to this Agreement, or any other transaction contemplated hereby; provided, however, that nothing in this Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by Law.

7.8	Charter Provisions.

Each Carolina Trust Entity shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Carolina Trust Entity or restrict or impair the ability of Carolina Financial or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Carolina Trust Entity that may be directly or indirectly acquired or controlled by them.

7.9	Employee Benefits and Contracts.

(a)          Except as specifically provided in this Agreement, all persons who are employees of the Carolina Trust Entities immediately prior to the Effective Time and whose employment is not terminated, if any, at or prior to the Effective Time (a “Continuing Employee”) shall, at the Effective Time, become at-will employees of the Surviving Bank or one of its subsidiaries; provided, however, that in no event shall any of the employees of the Carolina Trust Entities be officers of the Surviving Corporation or the Surviving Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position by the Board of Directors of the Surviving Corporation or the Surviving Bank and in accordance with the Bylaws of the Surviving Corporation or the Surviving Bank.  All of the Continuing Employees shall be employed at the will of the Surviving Bank, and no contractual right to employment shall inure to such employees because of this Agreement except as may be otherwise expressly set forth in this Agreement.

(b)          As of the Effective Time, each Continuing Employee shall be eligible to participate in each of Carolina Financial’s Employee Benefit Plans with full credit for prior service with Carolina Trust and any other Carolina Trust Entity solely for purposes of eligibility and vesting, except that such service shall also be credited for purposes of calculating benefits under Carolina Financial’s standard severance policy.  For the avoidance of doubt, each Continuing Employee who is terminated involuntarily other than for cause (as determined by Carolina Financial) will be eligible to receive severance benefits under Carolina Financial’s standard severance policy for its employees, an accurate and complete description of which has been provided to Carolina Trust, in addition to outplacement assistance; provided, however, that any Continuing Employees who are eligible to receive severance benefits, change of control benefits or any payments that are enhanced on account of the Merger pursuant to an individual employment arrangement, change of control arrangement or deferred compensation plan other than any Cash Retention Bonus Agreement or Cash and Stock Retention Bonus Agreement in the form of Exhibit E or Exhibit F, respectively, shall not be eligible to receive severance benefits under Carolina Financial’s standard severance policy.

(c)         As of the Effective Time, Carolina Financial shall make available employer-provided benefits under Carolina Financial Employee Benefit Plans to each Continuing Employee on the same basis as it provides such coverage to Carolina Financial or CresCom Bank employees.  With respect to Carolina Financial Employee Benefit Plans providing health coverage, Carolina Financial shall use commercially reasonable efforts to cause any pre-existing condition, eligibility waiting period, or other limitations or exclusions otherwise applicable under such plans to new employees not to apply to a Continuing Employee or their covered dependents who were covered under a similar Carolina Trust plan at the Effective Time of the Merger. In addition, if any such transition occurs during the middle of a plan year, Carolina Financial shall use commercially reasonable efforts to cause any such successor Carolina Financial Employee Benefit Plan providing health coverage to give credit towards satisfaction of any annual deductible limitation and out-of-pocket maximum applied under such successor plan for any deductible, co-payment and other cost-sharing amounts previously paid by a Continuing Employee respecting his or her participation in the corresponding Carolina Trust Employee Benefit Plan during that plan year prior to the transition effective date.

(d)         Except as disclosed in Section 7.9 of the Carolina Trust Disclosure Memorandum, Carolina Trust shall use commercially reasonable efforts to cause each director of Carolina Trust or Carolina Trust Bank who will not be an employee or director of Carolina Financial or CresCom Bank immediately following the Effective Time, to execute and deliver a Non-Employee Director Non-Competition Agreement dated as of the date hereof in the form attached hereto as Exhibit B.

(e)          Carolina Trust shall cause each director of Carolina Trust or Carolina Trust Bank and each Executive Officer to execute and deliver a Shareholder Support Agreement dated as of the date hereof in the form attached hereto as Exhibit C pursuant to which he or she will vote his or her shares of Carolina Trust Common Stock in favor of this Agreement and the transactions contemplated hereby.

(f)          No officer, employee, or other Person (other than the corporate Parties to this Agreement) shall be deemed a third party or other beneficiary of this Agreement, and no such Person shall have any right or other entitlement to enforce any provision of this Agreement or seek any remedy in connection with this Agreement, except as may be expressly set forth in Section 7.11.  No provision of this Agreement constitutes or shall be deemed to constitute, an employee benefit plan or other arrangement, an amendment of any employee benefit plan or other arrangement, or any provision of any employee benefit plan or other arrangement.

(g)         Carolina Trust shall use its reasonable best efforts to cause the employees designated by Carolina Financial to execute a CresCom Merger / Cash Retention Bonus Agreement in the form attached hereto as Exhibit E or a CresCom Merger / Cash and Stock Retention Bonus Agreement in the form attached hereto as Exhibit F.

(h)          Concurrently with or as soon as practicable after the execution and delivery of this Agreement, Jerry L. Ocheltree shall enter into an employment agreement in the form attached hereto as Exhibit G, which shall become effective only upon the effective time of the Merger.

(i)          Upon not less than 10 days’ notice prior to the Closing Date from Carolina Financial to Carolina Trust, Carolina Trust shall cause the adoption of resolutions (which are acceptable to Carolina Financial) by each applicable Carolina Trust Entity’s Board of Directors terminating, amending or causing other appropriate modification of each Carolina Trust Benefit Plan as specified by Carolina Financial in such notice, effective as of the date which immediately precedes the Closing Date or as of the Closing Date (as shall be specified in such notice), provided that (a) Carolina Trust shall be required to take such action only with respect to Carolina Trust Benefit Plans that may unilaterally be terminated, amended or modified, as applicable, as requested by Carolina Financial, by a Carolina Trust Entity in accordance with the terms of the plan and applicable Law, (b) Carolina Trust shall not be required to take such action if and to the extent it would cause a plan participant to be denied a benefit, or vesting of a benefit, that the participant would have been entitled to under the plan if the plan had not been so terminated, amended or modified at or prior to the Effective Time; and (c) for the avoidance of doubt, any reasonable costs or expenses that are incurred by a Carolina Trust Entity in connection with such termination, amendment or modification (including without limitation the payment of any benefits or compensation) shall be considered reasonable expenses incurred by a Carolina Trust Entity in connection with the Merger.  Upon such action, participants in such applicable Carolina Trust Benefit Plans that are Carolina Trust ERISA Plans shall be 100% vested in their account balances or other applicable plan benefits.

7.10	Section 16 Matters.

Prior to the Effective Time, Carolina Trust and Carolina Financial shall take all such steps as may be required to cause (in the case of Carolina Trust) any dispositions of Carolina Trust Common Stock (including derivative securities with respect to Carolina Trust Common Stock) by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Carolina Trust (“Carolina Trust Insiders”) or (in the case of Carolina Financial) any acquisitions of Carolina Financial Common Stock (including derivative securities with respect to Carolina Financial Common Stock) by any Carolina Trust Insiders who, immediately following the Merger, will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Carolina Financial, in each case resulting from the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 promulgated under the Exchange Act to the fullest extent permitted by applicable law.  Carolina Trust agrees to promptly furnish Carolina Financial with all requisite information necessary for Carolina Financial to take the actions contemplated by this Section 7.10.

7.11	Indemnification.

(a)         Carolina Financial shall indemnify, defend, and hold harmless the present and former directors and executive officers of the Carolina Trust Entities (each, an “Indemnified Party”) against all Liabilities arising out of actions or omissions arising out of the Indemnified Party’s service or services as directors, officers, employees, or agents of a Carolina Trust Entity or, at Carolina Trust’s request, of another corporation, partnership, joint venture, trust, or other enterprise occurring at or prior to the Effective Time (including service in connection with the transactions contemplated by this Agreement) to the fullest extent permitted under the DGCL, the NCBCA, Section 402 of the Sarbanes-Oxley Act, the Securities Laws and FDIC Regulations Part 359, and by the Articles of Incorporation and Bylaws of Carolina Trust and any other Carolina Trust Entity as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Carolina Trust Entity is insured against any such matter.

(b)         Prior to the Effective Time, Carolina Financial shall purchase, or shall direct Carolina Trust to purchase, an extended reporting period endorsement under Carolina Trust’s existing directors’ and officers’ liability insurance coverage (“Carolina Trust Entities’ D&O Policies”) for acts or omissions occurring prior to the Effective Time by such directors and officers currently covered by Carolina Trust Entities’ D&O Policies.  The directors and officers of Carolina Trust shall take all reasonable actions required by the insurance carrier necessary to procure such endorsement.  Such endorsement shall provide such directors and officers with coverage (including bankers’ professional liability, cyber and employment practices coverage) following the Effective Time for six years or such lesser period of time as can be purchased for an aggregate amount equal to 300% of the current annual premiums for the Carolina Trust Entities’ D&O Policies (the “Premium Multiple”).  If Carolina Financial is unable to obtain or maintain the insurance coverage called for in this Section 7.11(b), then Carolina Financial shall obtain the most advantageous coverage that can be purchased for the Premium Multiple.

(c)         Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.11, upon learning of any such Liability or Litigation, shall promptly notify Carolina Financial and the Surviving Corporation thereof in writing.  In the event of any such Litigation (whether arising before or after the Effective Time), (i) Carolina Financial or the Surviving Corporation shall have the right to assume the defense thereof and neither Carolina Financial nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Carolina Financial or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Carolina Financial or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Carolina Financial or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Carolina Financial and the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction; (ii) the Indemnified Parties will cooperate in good faith in the defense of any such Litigation; and (iii) neither Carolina Financial nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent and which does not provide for a complete and irrevocable release of all Carolina Financial’s Entities and their respective directors, officers, and controlling persons, employees, agents, and Representatives; and provided, further, that neither Carolina Financial nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(d)          If Carolina Financial or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Carolina Financial or the Surviving Corporation shall assume the obligations set forth in this Section 7.11.

(e)           The provisions of this Section 7.11 are intended to be for the benefit of, shall be enforceable by, and may not be modified without the prior written consent of each Indemnified Party and their respective heirs and legal and personal representatives.

7.12	Tax Covenants of Carolina Financial.

At and after the Effective Time, Carolina Financial covenants and agrees that it:

(a)          will not take any action that could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a)(1)(A) of the Code;

(b)          will maintain all books and records and prepare and file all federal, state and local income Tax Returns and schedules thereto of Carolina Financial, Carolina Trust and all Affiliates thereof in a manner consistent with the Merger’s being qualified as a reorganization and nontaxable exchange under Section 368(a)(1)(A) of the Code (and comparable provisions of any applicable state or local Tax Laws);

(c)          will, either directly or through a member of Carolina Financial’s Qualified Group, continue at least one significant historic business line of Carolina Trust, or use at least a significant portion of the historic business assets of Carolina Trust in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d);

(d)          in connection with the Merger, will not reacquire, and will not permit any Person that is a “related person” (as defined in Treasury Regulations Section 1.368-1(e)(4)) to Carolina Financial to acquire, any of the Carolina Financial Common Stock issued in connection with the Merger; and

(e)          will not sell or otherwise dispose of any of Carolina Trust’s assets acquired in the Merger, and will not cause or permit CresCom Bank to sell or otherwise dispose of any of the Bank’s assets acquired in the Bank Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or described and permitted in Treasury Regulations Section 1.368-2(k).

ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

8.1	Conditions to Obligations of Each Party.

The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6:

(a)          Shareholder Approvals.  The shareholders of Carolina Trust shall have approved this Agreement and the consummation of the transactions contemplated hereby, including the Merger, by the Requisite Carolina Trust Shareholder Vote, as and to the extent required by Law and by the provisions of Carolina Trust’s Articles of Incorporation and Bylaws.

(b)           Regulatory Approvals.  All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired.  No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of Carolina Financial would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Carolina Financial would not, in its reasonable judgment, have entered into this Agreement.

(c)           Consents and Approvals.  Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, would be reasonably likely to have, individually or in the aggregate, a Carolina Trust Material Adverse Effect or a Carolina Financial Material Adverse Effect, as applicable.  Carolina Trust shall have obtained the Consents listed in Section 8.1(c) of the Carolina Trust Disclosure Memorandum, including Consents from the lessors of each office leased by Carolina Trust, if any.  No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Carolina Financial would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Carolina Financial would not, in its reasonable judgment, have entered into this Agreement.

(d)          Registration Statement.  The Registration Statement shall have been declared effective by the SEC, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement.

(e)          Legal Proceedings.  No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

(f)           Exchange Listing.  Carolina Financial shall have filed with the NASDAQ Stock Market a notification form for the listing of all shares of Carolina Financial Common Stock to be delivered as Merger Consideration, and the NASDAQ Stock Market shall not have objected to the listing of such shares of Carolina Financial Common Stock.

(g)          Tax Opinion.  Carolina Financial and Carolina Trust shall have received the opinion of Carolina Financial’s legal counsel, dated as of the Closing, in form and substance customary in transactions of the type contemplated hereby, substantially to the effect that on the basis of the facts, representations, and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (ii) Carolina Financial and Carolina Trust will each be a party to that reorganization within the meaning of Section 368(b) of the Code.  Such opinion may be based on, in addition to the review of such matters of fact and Law as the opinion given considers appropriate, representations contained in certificates of officers of Carolina Financial and Carolina Trust.

8.2	Conditions to Obligations of Carolina Financial.

The obligations of Carolina Financial to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Carolina Financial pursuant to Section 10.6(a):

(a)         Representations and Warranties.  For purposes of this Section 8.2(a), the accuracy of the representations and warranties of Carolina Trust set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided, that representations and warranties which are confined to a specified date shall speak only as of such date).  The representations and warranties set forth in Sections 4.1, 4.2(a), 4.2(b)(i), 4.3, and 4.24 shall be true and correct (except for inaccuracies which are de minimis in amount or effect).  There shall not exist inaccuracies in the representations and warranties of Carolina Trust set forth in this Agreement (including the representations and warranties set forth in Sections 4.1, 4.2(a), 4.2(b)(i), 4.3, and 4.24) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Carolina Trust Material Adverse Effect; provided, that for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

(b)         Performance of Agreements and Covenants.  Each and all of the agreements and covenants of Carolina Trust to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c)          Officers’ Certificate.  Carolina Trust shall have delivered to Carolina Financial (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as they relate to Carolina Trust and in Sections 8.2(a), 8.2(b), and 8.2(f) have been satisfied.

(d)          Secretary’s Certificate.  Carolina Trust and Carolina Trust Bank shall have delivered a certificate of the secretary of Carolina Trust and Carolina Trust Bank, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Carolina Trust and Carolina Trust Bank executing documents executed and delivered in connection herewith, (ii) a copy of the Articles of Incorporation of Carolina Trust as in effect from the date of this Agreement until the Closing Date, along with a certificate (dated not more than 10 days prior to the Closing Date) of the North Carolina Secretary of State as to the existence of Carolina Trust; (iii) a copy of the Bylaws of the Carolina Trust as in effect from the date of this Agreement until the Closing Date, (iv) a copy of the consent or resolutions of Carolina Trust’s Board of Directors authorizing and approving the applicable matters contemplated hereunder, (v) a certificate of the Federal Reserve (dated not more than 10 days prior to the Closing Date) certifying that the Carolina Trust is a registered bank holding company, (vi) a copy of the Articles of Incorporation of Carolina Trust Bank as in effect from the date of this Agreement until the Closing Date, (vii) a copy of the Bylaws of Carolina Trust Bank as in effect from the date of this Agreement until the Closing Date, (viii) a certificate of the North Carolina Commissioner of Banks (dated not more than 10 days prior to the Closing Date) as to the good standing of Carolina Trust Bank, and (ix) a certificate of the FDIC (dated not more than 10 days prior to the Closing Date) certifying that Carolina Trust Bank is an insured depository institution.

(e)          Claims Letters.  Each of the directors of Carolina Trust and Carolina Trust Bank and the Executive Officers shall have executed claims letters in the form attached hereto as Exhibit D and delivered the same to Carolina Financial.

(f)          Non-Employee Director Non-Competition Agreements.  Each of the Non-Employee Director Non-Competition Agreements executed and delivered pursuant to Section 7.9(d) of this Agreement shall remain in full force and effect and no director party thereto shall have advised Carolina Financial that he or she intends to breach any such agreement.

(g)         Employment Agreement.  The Employment Agreement executed and delivered pursuant to Section 7.9(h) of this Agreement shall remain in full force and effect and the executive party thereto shall not have advised Carolina Financial that he intends to breach such agreement.

(h)          No Material Adverse Effect.  There shall not have occurred any Carolina Trust Material Adverse Effect from the March 31, 2019 balance sheet to the Effective Time with respect to Carolina Trust or Carolina Trust Bank.

(i)           Bank Merger.  The Parties shall stand ready to consummate the Bank Merger immediately after the Merger.

8.3	Conditions to Obligations of Carolina Trust.

The obligations of Carolina Trust to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Carolina Trust pursuant to Section 10.6(b):

(a)          Representations and Warranties.  For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Carolina Financial set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date).  The representations and warranties set forth in Sections 5.1, 5.2(a) and 5.2(b)(i), and 5.5 shall be true and correct (except for inaccuracies which are de minimis in amount or effect).  There shall not exist inaccuracies in the representations and warranties of Carolina Financial set forth in this Agreement (including the representations and warranties set forth in Sections 5.1, 5.2(a) and 5.2(b)(i), and 5.5) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Carolina Financial Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

(b)         Performance of Agreements and Covenants.  Each and all of the agreements and covenants of Carolina Financial to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c)          Officers’ Certificate.  Carolina Financial shall have delivered to the Carolina Trust a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as they relate to Carolina Financial and in Sections 8.3(a), 8.3(b), and 8.3(f) have been satisfied.

(d)         Secretary’s Certificate.  Carolina Financial and CresCom Bank shall have delivered a certificate of the secretary of Carolina Financial and CresCom Bank, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Carolina Financial and CresCom Bank executing documents executed and delivered in connection herewith, (ii) a copy of the Certificate of Incorporation of the Carolina Financial as in effect from the date of this Agreement until the Closing Date, along with a certificate (dated not more than 10 days prior to the Closing Date) of the Secretary of State of the State of Delaware as to the good standing of the Carolina Financial; (iii) a copy of the Bylaws of the Carolina Financial as in effect from the date of this Agreement until the Closing Date, (iv) a copy of the consent or resolutions of Carolina Financial’s Board of Directors authorizing and approving the applicable matters contemplated hereunder, (v) a certificate of the Federal Reserve (dated not more than 10 days prior to the Closing Date) certifying that the Carolina Financial is a registered financial holding company, (vi) a copy of the Articles of Incorporation of CresCom Bank as in effect from the date of this Agreement until the Closing Date, (vii) a copy of the Bylaws of CresCom Bank as in effect from the date of this Agreement until the Closing Date, (viii) a certificate of the South Carolina Board of Financial Institutions (dated not more than 10 days prior to the Closing Date) as to the good standing of CresCom Bank, and (ix) a certificate of the FDIC (dated not more than 10 days prior to the Closing Date) certifying that CresCom Bank is an insured depository institution.

(e)          Payment of Merger Consideration.  Carolina Financial shall have executed and delivered an agreement with the Exchange Agent obligating Carolina Financial to deliver the Merger Consideration and cash in an aggregate amount sufficient for payment in lieu of fractional shares of Carolina Financial Common Stock to which holders of Carolina Trust Common Stock may be entitled to the Exchange Agent within five Business Days of the Effective Time.

(f)          No Material Adverse Effect.  There shall not have occurred any Carolina Financial Material Adverse Effect from the March 31, 2019 balance sheet to the Effective Time with respect to Carolina Financial.

ARTICLE 9
TERMINATION

9.1	Termination.

Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Carolina Trust, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a)          By mutual written agreement of Carolina Financial and Carolina Trust; or

(b)         By Carolina Financial or Carolina Trust (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to permit such Party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standard set forth in Section 8.2 or 8.3 as applicable; or

(c)          By Carolina Financial or Carolina Trust in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and non-appealable, or (iii) the Requisite Carolina Trust Shareholder Vote is not obtained at Carolina Trust’s Shareholders’ Meeting; or

(d)          By Carolina Financial or Carolina Trust in the event that the Merger shall not have been consummated by February 28, 2020, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1(d); or

(e)          By Carolina Financial (provided, that Carolina Financial is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that (i) Carolina Trust’s Board shall have made an Adverse Recommendation Change relating to an Acquisition Proposal; (ii) Carolina Trust’s Board shall have failed to reaffirm the Carolina Trust Recommendation within 10 business days after Carolina Financial requests such at any time following the public announcement of an Acquisition Proposal, provided, however, that any actions taken by Carolina Trust pursuant to Section 7.3 of this Agreement shall not be considered a failure to reaffirm the Carolina Trust Recommendation, or (iii) Carolina Trust shall have failed to comply in all material respects with its obligations under Section 7.1 or 7.3; or

(f)          By Carolina Trust, if (i) Carolina Trust’s Shareholders’ Meeting has been held, (ii) the Requisite Carolina Trust Shareholder Vote has not been obtained, (iii) prior to Carolina Trust’s Shareholders’ Meeting, Carolina Trust has received a Superior Proposal which did not result from a breach of Section 7.3, and (iv) Carolina Trust’s Board has determined to enter into a definitive agreement providing for such Superior Proposal upon termination of this Agreement in accordance with this Section 9.1(f) and enters into such agreement concurrently with such termination; provided, that Carolina Trust shall pay Carolina Financial the Termination Fee pursuant to Section 9.3(a) concurrently with and as a condition to the effectiveness of such termination; or

(g)          by Carolina Trust, at any time prior to receipt of the Requisite Carolina Trust Shareholder Vote, if the Carolina Trust Board shall have effected an Adverse Recommendation Change in response to, or as a result of, an Intervening Event.

9.2	Effect of Termination.

In the event of the termination and abandonment of this Agreement by either Carolina Financial or Carolina Trust pursuant to Section 9.1, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 7.6, 9.2, 9.3, 10.2, and 10.3 shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any breach by that Party of this Agreement.

9.3	Termination Fee.

(a)         If Carolina Financial terminates this Agreement pursuant to Section 9.1(e) of this Agreement or Carolina Trust terminates this Agreement pursuant to Section 9.1(f) of this Agreement, then Carolina Trust shall pay to Carolina Financial the sum of $4,712,000 (the “Termination Fee”) within three business days of the termination date, except as required by Section 9.1(f).  The Termination Fee shall be paid to Carolina Financial in same day funds.  Carolina Trust hereby waives any right to set-off or counterclaim against such amount.

(b)         In the event that, (i) before the termination of this Agreement, an Acquisition Proposal with respect to Carolina Trust shall have been communicated to or otherwise made known to the shareholders, senior management or Board of Directors of Carolina Trust, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to Carolina Trust, in either case after the date of this Agreement, (ii) thereafter this Agreement is terminated (A) by Carolina Trust or Carolina Financial pursuant to Section 9.1(d) (if the Requisite Carolina Trust Shareholder Vote has not theretofore been obtained), (B) by Carolina Financial pursuant to Section 9.1(b), or (C) by Carolina Trust or Carolina Financial pursuant to Section 9.1(c)(iii), and (iii) prior to the date that is 12 months after the date of such termination, Carolina Trust consummates, or enters into a definitive agreement to consummate, an Acquisition Transaction in which, as applicable, the acquirer acquires a majority of the total outstanding voting securities of Carolina Trust or Carolina Trust Bank, the shareholders of Carolina Trust immediately preceding the transaction hold less than a majority of the equity interests of the surviving or resulting entity or the acquirer acquires more than 50% of the assets of Carolina Trust, then Carolina Trust shall on the earlier of the date such Acquisition Transaction is consummated or such definitive agreement is entered into, as applicable, pay Carolina Financial a fee equal to the Termination Fee in same day funds.  Carolina Trust hereby waives any right to set-off or counterclaim against such amount.

(c)         The Parties acknowledge that the agreements contained in this Article 9 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if Carolina Trust fails to pay promptly any fee payable by it pursuant to this Section 9.3, then Carolina Trust shall pay to Carolina Financial its reasonable costs and expenses (including reasonable attorneys’ fees) in connection with collecting such Termination Fee, together with interest on the amount of the fee at the prime annual rate of interest (as published in The Wall Street Journal) plus 2% as the same is in effect from time to time from the date such payment was due under this Agreement until the date of payment.

9.4	Non-Survival of Representations and Covenants.

Except for Article 2, Article 3, Sections 7.6(b), 7.8, 7.9, 7.11, and 7.12 and this Article 9, the respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time.

ARTICLE 10
MISCELLANEOUS

10.1	Definitions.

(a)          Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Acquisition Agreement” shall have the meaning as set forth in Section 7.3 of the Agreement.

“Acquisition Proposal” means any proposal that is communicated to Carolina Trust’s chief executive officer, chief financial officer or Board of Directors or publicly announced to Carolina Trust’s shareholders by any Person (other than Carolina Financial or any of its Affiliates) for an Acquisition Transaction involving Carolina Trust or any of its present or future consolidated Subsidiaries, or any combination of such Subsidiaries, the assets of which constitute 5% or more of the consolidated assets of Carolina Trust as reflected on Carolina Trust’s consolidated statement of condition prepared in accordance with GAAP.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from Carolina Trust by any Person or Group (other than Carolina Financial or any of its Affiliates) of 25% or more in interest of the total outstanding voting securities of Carolina Trust or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or Group (other than Carolina Financial or any of its Affiliates) beneficially owning 25% or more in interest of the total outstanding voting securities of Carolina Trust or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Carolina Trust pursuant to which the shareholders of Carolina Trust immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 5% or more of the assets of Carolina Trust; or (iii) any liquidation or dissolution of Carolina Trust.

“Adverse Recommendation Change” shall have the meaning as set forth in Section 7.1(b) of the Agreement.

“Affiliate” of a Person means:  (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Aggregate Cash Limit” shall have the meaning as set forth in Section 3.2(d) of the Agreement.

“Aggregate Stock Limit” shall have the meaning as set forth in Section 3.2(d) of the Agreement.

“Agreement” shall have the meaning as set forth in the introduction of the Agreement.

“Allowance” shall have the meaning as set forth in Section 4.9(a) of the Agreement.

“Articles of Merger” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Assets” of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Average Closing Price” means the average of the closing sale prices of Carolina Financial Common Stock on the NASDAQ Capital Market (as reported by Bloomberg L.P.) for the ten full trading days ending on the day preceding the date on which the Effective Time is to occur.

“Bank Agreement of Merger” shall have the meaning as set forth in Section 1.6 of the Agreement, and the form attached hereto as Exhibit A.

“Bank Merger” shall have the meaning as set forth in Section 1.6 of the Agreement.

“BHCA” shall have the meaning as set forth in Section 4.1 of the Agreement.

“Carolina Financial” shall have the meaning as set forth in the introduction of the Agreement.

“Carolina Financial Awards” shall have the meaning as set forth in Section 3.1(e) of the Agreement.

“Carolina Financial Common Stock” means the common stock, par value $0.01 per share, of Carolina Financial.

“Carolina Financial Entities” means, collectively, Carolina Financial and all Carolina Financial Subsidiaries.

“Carolina Financial Exchange Act Reports” shall have the meaning as set forth in the Section 5.4(a) of the Agreement.

“Carolina Financial Financial Advisor” shall mean Sandler O’Neill & Partners, L.P.

“Carolina Financial Financial Statements” means (i) the consolidated balance sheets of Carolina Financial as of March 31, 2019, and the related statements of income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) for the period ended March 31, 2019, and for each of the three fiscal years ended December 31, 2018, included in Exchange Act Documents filed with the SEC by Carolina Financial, and (ii) the consolidated balance sheets of Carolina Financial (including related notes and schedules, if any) and related statements of income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) included in Exchange Act Documents filed with the SEC by Carolina Financial with respect to periods ended subsequent to March 31, 2017.

“Carolina Financial Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, property, business, assets or results of operations of Carolina Financial and its Subsidiaries, taken as a whole, or (ii) the ability of Carolina Financial to perform its material obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, that “Carolina Financial Material Adverse Effect” shall not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) actions and omissions of Carolina Financial (or any of its Subsidiaries) taken with the prior written Consent of Carolina Trust in contemplation of the transactions contemplated hereby, (D) changes in economic conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets, except to the extent Carolina Financial is materially and adversely affected in a disproportionate manner as compared to other community banks and their holding companies in the Southeastern United States, (E) changes resulting from the announcement or pendency of the transactions contemplated by this Agreement, or (F) the direct effects of negotiating, entering into, and compliance with this Agreement on the operating performance of Carolina Financial. “Carolina Financial Material Adverse Effect” shall not be deemed to include any failure to meet analyst projections, in and of itself, or, in and of itself, or the trading price of Carolina Financial Common Stock (it being understood that the facts or occurrences giving rise or contributing to any such effect, change or development which affects or otherwise relates to the failure to meet analyst financial forecasts or the trading price, as the case may be, may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Carolina Material Adverse Effect).

“Carolina Financial Security Program” shall have the meaning as set forth in Section 7.6(e) of the Agreement.

“Carolina Financial Subsidiaries” means the Subsidiaries of Carolina Financial, which shall include any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Carolina Financial in the future and held as a Subsidiary by Carolina Financial at the Effective Time.

“Carolina Trust” shall have the meaning as set forth in the introduction of the Agreement.

“Carolina Trust Benefit Plan(s)” shall have the meaning as set forth in Section 4.15(a) of the Agreement.

“Carolina Trust’s Board” means the Board of Directors of Carolina Trust.

“Carolina Trust Book-Entry Shares” shall have the meaning set forth in Section 3.1(b) of the Agreement.

“Carolina Trust Common Stock” means the $2.50 par value common stock of Carolina Trust.

“Carolina Trust Contracts” shall have the meaning as set forth in Section 4.16(a) of the Agreement.

“Carolina Trust Disclosure Memorandum” means the written information entitled “Carolina Trust Disclosure Memorandum” delivered with this Agreement, it being understood that a disclosure in any section of the Carolina Trust Disclosure Memorandum shall be deemed to have been set forth in all other applicable sections of the Carolina Trust Disclosure Memorandum where it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other sections of the Carolina Trust Disclosure Memorandum, notwithstanding the omission of any cross-reference to such other section, and it being understood further that the inclusion of any disclosure on the Carolina Trust Disclosure Memorandum does not make such disclosure a material disclosure.

“Carolina Trust Entities” means, collectively, Carolina Trust and all Carolina Trust Subsidiaries.

“Carolina Trust Entities’ D&O Policies” shall have the meaning as set forth in Section 7.11(b) of the Agreement.

“Carolina Trust Equity Plans” means the Carolina Trust Bank 2001 Incentive Stock Option Plan, the Carolina Trust Bank 2005 Incentive Stock Option Plan, the Carolina Trust Bank 2005 Nonstatutory Stock Option Plan, the Carolina Commerce Bank Employee Stock Option Plan, and the Carolina Commerce Bank Director Stock Option Plan.

“Carolina Trust ERISA Plan” shall have the meaning as set forth in Section 4.15(a) of the Agreement.

“Carolina Trust Financial Advisor” means Raymond James & Associates, Inc.

“Carolina Trust Financial Statements” means (i) the consolidated balance sheets of Carolina Trust as of March 31, 2019, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the quarter ended March 31, 2019, and for each of the three fiscal years ended December 31, 2018, included in Exchange Act Documents filed with the SEC by Carolina Trust, and (ii) the consolidated balance sheets of Carolina Trust (including related notes and schedules, if any) and related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in Exchange Act Documents filed with the SEC by Carolina Trust with respect to periods ended subsequent to March 31, 2019.

“Carolina Trust Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, property, business, assets or results of operations of Carolina Trust and its Subsidiaries, taken as a whole, or (ii) the ability of Carolina Trust to perform its material obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, that “Carolina Trust Material Adverse Effect” shall not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) actions and omissions of Carolina Trust (or any of its Subsidiaries) taken with the prior written consent of Carolina Financial in contemplation of the transactions contemplated hereby, (D) changes in economic conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets, except to the extent Carolina Trust is materially and adversely affected in a disproportionate manner as compared to other community banks and their holding companies in the Southeastern United States, (E) changes resulting from the announcement or pendency of the transactions contemplated by this Agreement, or (F) the direct effects of negotiating, entering into, and compliance with this Agreement on the operating performance of Carolina Trust. “Carolina Trust Material Adverse Effect” shall not be deemed to include any failure to meet analyst projections, in and of itself, or, in and of itself, or the trading price of the Carolina Trust Common Stock (it being understood that the facts or occurrences giving rise or contributing to any such effect, change or development which affects or otherwise relates to the failure to meet analyst financial forecasts or the trading price, as the case may be, may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Carolina Trust Material Adverse Effect).

“Carolina Trust Options” shall have the meaning as set forth in Section 3.4(b) of the Agreement.

“Carolina Trust Recommendation” shall have the meaning as set forth in Section 7.1(a) of the Agreement.

“Carolina Trust Realty” shall have the meaning as set forth in Section 4.10(e) of the Agreement.

“Carolina Trust’s Shareholders’ Meeting” means the meeting of Carolina Trust’s shareholders to be held pursuant to Section 7.1(a), including any postponements or adjournments thereof.

“Carolina Trust Subsidiaries” means the Subsidiaries of Carolina Trust and Carolina Trust Bank.  As of the date of this Agreement, the only Carolina Trust Subsidiaries are Carolina Trust Bank, which is a Subsidiary of Carolina Trust, and Western Carolina Holdings, LLC, which is a Subsidiary of Carolina Trust Bank.

“Cash Consideration” shall have the meaning as set forth in Section 3.1(a) of the Agreement.

“Cash Election” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Cash Election Number” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Cash Election Shares” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Certificate of Merger” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Certificates” shall have the meaning as set forth in Section 3.1(b) of the Agreement.

“Closing” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended, in effect from time to time.

“Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Consumer Loan” a loan or other extension of credit to one or more individuals for household, family and other consumer purposes which has been or would be classified as a “Consumer loan” in tabular data presented by Carolina Trust in an Exchange Act Document, which, for the avoidance of doubt, excludes a loan which is or would be classified in such Exchange Act Document as a “Residential mortgage.”

“Continuing Employee” shall have the meaning as set forth in Section 7.9(a) of the Agreement.

“Contract” means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Data Incident” means any actual or reasonably suspected unauthorized access to or acquisition, disclosure, use, or loss of IIPI disclosed to any Carolina Financial Entity in connection with this Agreement (including hard copies) or breach or compromise of Carolina Financial’s Security Program that presents a viable threat to any such IIPI or any Carolina Trust Entity’s systems.

“Default” means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

“DGCL” means the Delaware General Corporation Law.

“Director Non-Competition Agreement” shall have the meaning as set forth in Section 7.9(e) of the Agreement.

“Disqualified Person” shall have the meaning as set forth in Section 4.15(f) of the Agreement.

“DOL” shall have the meaning as set forth in Section 4.15(b) of the Agreement.

“Effective Date” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Effective Time” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Election Deadline” shall have the meaning as set forth in Section 3.2(c) of the Agreement.

“Employee Benefit Plan” means each pension, retirement, profit-sharing, deferred compensation, stock option, equity incentive, synthetic equity incentive, phantom stock, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.

“Environmental Laws” shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local Governmental Authorities with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including: (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. (“CERCLA”); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq. (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§7401 et seq.); (v) the Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.); (vii) any state, county, municipal or local statues, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (vi) of this subparagraph; (viii) any existing amendments to the statues, laws or ordinances listed in parts (i) - (vi) of this subparagraph, (ix) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (vii) of this subparagraph; and (x) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now relating to environmental, health or safety matters and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended through the date of this Agreement.

“ERISA Affiliate” means any trade or business, whether or not incorporated, which together with a Carolina Trust Entity would be treated as a single employer under Code Section 414 or would be deemed a single employer within the meaning of Code Section 414.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Exchange Act Documents” means all forms, proxy statements, registration statements, reports, schedules, and other documents, as amended or supplemented, including all certifications and statements required by the Exchange Act or Section 906 of the Sarbanes-Oxley Act with respect to any report that is an Exchange Act Document, filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

“Exchange Agent” shall have the meaning as set forth in Section 3.2(a) of the Agreement.

“Exchange Fund” shall have the meaning as set forth in Section 3.2(a) of the Agreement.

“Exchange Ratio” shall have the meaning as set forth in Section 3.1(a) of the Agreement.

“Executive Officers” means the President and Chief Executive Officer of Carolina Trust, Executive Vice President and Chief Financial Officer of Carolina Trust and the Executive Vice President and Chief Credit Officer of Carolina Trust Bank.

“Exhibits” means the Exhibits so marked, copies of which are attached to this Agreement.  Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.

“Extinguished Shares” shall have the meaning as set forth in Section 3.1(f) of the Agreement.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Richmond, as applicable.

“GAAP” means generally accepted accounting principles in the United States, consistently applied during the periods involved.

“Governmental Authority” means any federal, state, local, foreign, or other court, board, body, commission, agency, authority or instrumentality, arbitral authority, self-regulatory authority, mediator, tribunal, including Regulatory Authorities and Taxing Authorities.

“Group” shall have the meaning as set forth in Section 13(d) of the Exchange Act.

“Hazardous Material” means any chemical, substance, waste, material, pollutant, or contaminant defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including RCRA hazardous wastes, CERCLA hazardous substances, and state regulated substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, mold, asbestos (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of Environmental Law), and polychlorinated biphenyls (PCBs), provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words “Hazardous Material” shall not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of business in compliance with all applicable Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.

“Holder Representative” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“IIPI” shall have the meaning as set forth in Section 4.13(b)(vii) of the Agreement.

“Indemnified Party” shall have the meaning as set forth in Section 7.11(a) of the Agreement.

“Individually Identifiable Personal Information” or “IIPI” shall have the meaning as set forth in Section 4.13(b)(vii) of the Agreement.

“Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

“Intervening Event” shall have the meaning as set forth in Section 7.1(b) of the Agreement.

“IRS” shall have the meaning as set forth in Section 4.15(b) of the Agreement.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known, or should reasonably have been known after reasonable inquiry of the records and employees of such Person, by the chief executive officer or chief financial officer of such Person without any further investigation.

“Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, statute, regulation or order applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Liability” or “Liabilities” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including reasonable attorneys’ fees, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or any property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for any depository institution, pledges to secure public deposits and other Liens incurred in the ordinary course of the banking business.

“Litigation” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets or Liabilities (including Contracts related to Assets or Liabilities), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Loan” means all loan agreements, notes or borrowing arrangements (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) payable to the Carolina Trust Entities.

“Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided, that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Merger” shall have the meaning as set forth in the Recitals of the Agreement.

“Merger Consideration” shall have the meaning as set forth in Section 3.1(a) of the Agreement.

“Mixed Election” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“NCBCA” means the North Carolina Business Corporation Act.

“Non-Election” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Non-Election Shares” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Notice of Recommendation Change” shall have the meaning as set forth in Section 7.1(b) of the Agreement.

“Off-Balance Sheet Arrangements” shall have the meaning as set forth in Section 4.6 of the Agreement.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, directive, ruling, or writ of any Governmental Authority.

“Party” means Carolina Trust or Carolina Financial, as applicable, and “Parties” means Carolina Trust and Carolina Financial.

“Party in Interest” shall have the meaning as set forth in Section 4.15(f) of the Agreement.

“Permit” means any federal, state, local, and foreign Governmental Authority approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business, the absence of which or a default under would constitute a Carolina Financial Material Adverse Effect or Carolina Trust Adverse Effect, as the case may be.

“Per Share Purchase Price” shall have the meaning as set forth in Section 3.1(a) of the Agreement.

“Person” means a natural person or any legal, commercial or Governmental Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

“PPACA” shall have the meaning as set forth in Section 4.15(x) of the Agreement.

“Premium Multiple” shall have the meaning as set forth in Section 7.11(b) of the Agreement.

“Prohibited Transaction” shall have the meaning as set forth in Section 4.15(f) of the Agreement.

“Proxy Statement/Prospectus” shall have the meaning as set forth in Section 4.2(c) of the Agreement.

“Qualified Group” shall have the meaning set forth in Section 5.8 of the Agreement.

“RCRA” shall have the meaning as set forth in the definition of “Environmental Laws” set forth above.

“Registration Statement” shall have the meaning set forth in Section 4.2(c) of the Agreement.

“Regulatory Authorities” means, collectively, the SEC, the NASDAQ Stock Market, the Financial Industry Regulatory Authority, Inc., the North Carolina Commissioner of Banks, the North Carolina Banking Commission, the South Carolina Board of Financial Institutions, the FDIC, the Department of Justice, and the Federal Reserve and all other federal, state, county, local or other Governmental Authorities having jurisdiction over a Party or its Subsidiaries.

“Representative” means any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent of a Person.

“Requisite Carolina Trust Shareholder Vote” shall have the meaning as set forth in Section 4.2(a) of the Agreement.

“Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other securities, securities or rights convertible into or exchangeable for, shares of the capital stock or other securities of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Shareholder Support Agreements” shall have the meaning as set forth in Section 7.9(e) of the Agreement.

“Stock Consideration” shall have the meaning as set forth in Section 3.1(a) of the Agreement.

“Stock Election” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Stock Election Number” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Stock Election Shares” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Subsidiaries” means all those corporations, banks associations, or other entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

“Superior Proposal” means any bona fide written Acquisition Proposal made by a third party that if consummated would result in such Person (or its shareholders) owning, directly or indirectly, more than 50% of the shares of Carolina Trust Common Stock then outstanding (or of the shares of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all of the assets of Carolina Trust which Carolina Trust’s Board (after consultation with the Carolina Trust Financial Advisor and the Carolina Trust’s outside counsel) determines (taking into account all financial, legal, regulatory, and other aspects of such proposal and the third party making the proposal) in good faith to be (i) more favorable to Carolina Trust’s Shareholders from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Carolina Financial in response to such offer or otherwise)), and (ii) reasonably capable of being completed.

“Surviving Corporation” means Carolina Financial as the surviving corporation resulting from the Merger as set forth in Section 1.1 of the Agreement.

“Surviving Bank” means CresCom Bank as the surviving bank resulting from the Bank Merger as set forth in Section 1.6 of the Agreement.

“Tax” or “Taxes” means any and all taxes and charges, fees, levies, imposts, duties, or assessments in the nature of a tax, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other taxes, fees, assessments or charges of any kind whatsoever, that, in any case, are imposed or required to be withheld by any Governmental Authority (domestic or foreign), including any interest, penalties, and additions imposed thereon or with respect thereto.

“Tax Return” means any report, return, information return, or other information required to be supplied to a Governmental Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax.

“Termination Fee” shall have the meaning as set forth in Section 9.3(a) of the Agreement.

“Treasury Regulations” means the final regulations promulgated under the Code by the United States Department of the Treasury.

“WARN Act” shall have the meaning as set forth in Section 4.14(d) of the Agreement.

(b)          Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation”, and such terms shall not be limited by enumeration or example.  When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise.

10.2	Expenses.

Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, and which in the case of Carolina Trust, shall be paid at or prior to Closing and prior to the Effective Time.

10.3	Brokers and Finders.

Except for the Carolina Trust Financial Advisor as to Carolina Trust and the Carolina Financial Financial Advisor as to Carolina Financial, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.  In the event of a claim by any broker or finder based upon such broker’s representing or being retained by or allegedly representing or being retained by Carolina Trust or Carolina Financial, each of Carolina Trust or Carolina Financial, as the case may be, agrees to indemnify and hold the other Party harmless from any Liability in respect of any such claim.  Carolina Trust has provided a copy of the Carolina Trust Financial Advisor’s engagement letter and expected fee for its services as disclosed in Section 10.3 of the Carolina Trust Disclosure Memorandum and shall pay all amounts due thereunder at Closing and prior to the Effective Time.

10.4	Entire Agreement.

Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.  Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 7.9 and 7.11.

10.5	Amendments.

To the extent permitted by Law, and subject to Section 1.4, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after the Requisite Carolina Trust Shareholder Vote and the Requisite Carolina Financial Stockholder Votes of this Agreement have been obtained; provided, that after any such approval by the holders of Carolina Trust Common Stock, there shall be made no amendment that (a) reduces or modifies in any respect the consideration to be received by holders of Carolina Trust Common Stock or (b) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Carolina Trust Common Stock.

10.6	Waivers.

(a)         Prior to or at the Effective Time, Carolina Financial, acting through its Board of Directors, chief executive officer, or other authorized officers, shall have the right to waive any Default in the performance of any term of this Agreement by Carolina Trust, to waive or extend the time for the compliance or fulfillment by Carolina Trust of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Carolina Financial under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law.  No such waiver shall be effective unless in writing signed by a duly authorized officer of Carolina Financial.

(b)          Prior to or at the Effective Time, Carolina Trust, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Carolina Financial, to waive or extend the time for the compliance or fulfillment by Carolina Financial of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Carolina Trust under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law.  No such waiver shall be effective unless in writing signed by a duly authorized officer of Carolina Trust.

(c)          The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement.  No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

10.7	Assignment.

Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law, including by merger or consolidation, or otherwise) without the prior written consent of the other Party.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

10.8	Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, or email (with, in the case of email, confirmation of date and time by the transmitting equipment) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered or refused:

Carolina Financial:	Carolina Financial Corporation
288 Meeting Street
Charleston, SC 29401
Attention: Jerold L. Rexroad

Copy to Counsel:	Nelson Mullins Riley & Scarborough LLP
Poinsett Plaza, Suite 900
104 South Main Street
Greenville, SC 29601
Attention: Neil E. Grayson

Carolina Trust:	Carolina Trust BancShares, Inc.
901 East Main Street
Lincolnton, NC 28092
Attention: Jerry L. Ocheltree

Copy to Counsel:	Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, NC 27607
Attention: Todd H. Eveson

10.9	Governing Law; Jurisdiction.

Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of South Carolina.  The Parties agree that any suit, action or proceeding brought by either Party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in Charleston, South Carolina.  Each of the Parties submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding.  Each Party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

10.10	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.11	Captions; Articles and Sections.

The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.  Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

10.12	Interpretations.

(a)          Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise.  No Party to this Agreement shall be considered the draftsman.  The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

(b)        No disclosure, representation or warranty shall be required to be made (or any other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information of a Governmental Authority by any Party hereto to the extent prohibited by applicable law, and, to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this sentence apply.

(c)          Any reference contained in this Agreement to specific statutory or regulatory provisions or to specific Governmental Authorities includes any successor statute or regulation, or Governmental Authority, as the case may be.  Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Articles of this Agreement.

10.13	Enforcement of Agreement.

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.14	Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

CAROLINA FINANCIAL CORPORATION

By:	/s / Jerold L. Rexroad
Name:	Jerold L. Rexroad
Title:	President and CEO

CAROLINA TRUST BANCSHARES, INC.

By:	/s/ Jerry L. Ocheltree
Name:	Jerry L. Ocheltree
Title:	President & CEO

[Signature page to Agreement and Plan of Merger and Reorganization]